UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant   ☐
Filed by a Party other than the Registrant   ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material under §240.14a-12

HarborOne Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐
No fee required.

☐
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)
Title of each class of securities to which transaction applies:

(2)
Aggregate number of securities to which transaction applies:

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)
Proposed maximum aggregate value of transaction:

(5)
Total fee paid:

☐
Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)
Amount Previously Paid:

(2)
Form, Schedule or Registration Statement No.:

(3)
Filing Party:

(4)
Date Filed:

NOTICE OF VIRTUAL ANNUAL MEETING OF SHAREHOLDERS
Dear Shareholder:
You are invited to attend the 2021 annual meeting of shareholders of HarborOne Bancorp, Inc., which will be held virtually, by means of remote communication, on May 26, 2021 at 10:00 a.m., local time. You will not be able to attend the meeting in person. The annual meeting will be held for the following purposes:
1.
To elect the four Class II director nominees named in the proxy statement to serve on our Board of Directors for a term of three years and until their respective successors are duly elected and qualified; and

2.
To ratify the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

In addition, shareholders may be asked to consider and vote upon any other matters that may properly be brought before the annual meeting and at any adjournments or postponements thereof.
Any action may be taken on the foregoing matters at the annual meeting on the date specified above, or on any date or dates to which the annual meeting may be adjourned, or to which the annual meeting may be postponed.
Our Board of Directors has fixed the close of business on March 29, 2021 as the record date for determining the shareholders entitled to notice of, and to vote at, the annual meeting and at any adjournments or postponements thereof.
Whether or not you plan to attend the virtual annual meeting, please carefully read the proxy statement and other proxy materials and complete a proxy for your shares as soon as possible. You may authorize your proxy via the internet by following the instructions on the website indicated in the Notice of Internet Availability of Proxy Materials that you received in the mail. You also may request a paper or an e-mail copy of our proxy materials and a paper proxy card at any time. If you attend the virtual annual meeting, you may vote at the meeting if you wish, even if you previously have submitted your proxy.
By Order of the Board of Directors,
Inez H. Friedman-Boyce
General Counsel and Corporate Secretary
Brockton, Massachusetts
April 16, 2021
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 26, 2021: This proxy statement and our 2020 Annual Report to Shareholders are available at www.harboronebancorp.com.

i

ii

PROXY STATEMENT
FOR OUR 2021 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD VIRTUALLY ON MAY 26, 2021
This proxy statement is being made available to shareholders of HarborOne Bancorp, Inc. (“we,” “us,” “our,” “ours” and the “Company”) in connection with the solicitation of proxies by the Board of Directors (the “Board”) for use at our 2021 annual meeting of shareholders to be held virtually on May 26, 2021, at 10:00 a.m., local time, or at any postponement or adjournment of the annual meeting. This proxy statement and a form of proxy have been made available to our shareholders on the internet, and the Notice of Internet Availability of Proxy Materials has been mailed to shareholders on or about April 16, 2021.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Why are you holding a virtual annual meeting?
Due to the public health and travel concerns that our shareholders may have and the protocols that federal, state and local governments continue to impose in response to the COVID-19 pandemic, we are holding our annual meeting by means of remote communication, via live webcast.
How do I register and access the virtual annual meeting?
Shareholders who wish to attend the virtual annual meeting must visit www.virtualshareholdermeeting.com/HONE2021 and enter the control number found on the proxy card, voting instruction form or Notice of Annual Meeting. To ensure access to the live webcast, shareholders must check in to the webcast by 9:45 a.m., local time, on May 26, 2021. A technical support number will be made available on the webpage during check-in for shareholders who experience technical difficulties accessing the virtual annual meeting.
Who is entitled to vote at the annual meeting?
Holders of record of our common stock, $0.01 par value per share, at the close of business on March 29, 2021, the record date for the annual meeting, are entitled to receive notice of the annual meeting and to vote at the annual meeting. If you are a holder of record of our common stock as of the record date, you may vote the shares that you held on the record date even if you sell such shares after the record date. Each outstanding share of common stock as of the record date entitles its holder to cast one vote for each matter to be voted upon and, with respect to the election of directors, one vote for each director to be elected. Shareholders do not have the right to cumulate voting for the election of directors.
What is the purpose of the annual meeting?
At the annual meeting, you will be asked to vote on the following proposals:
•
Proposal 1:   The election of the four Class II director nominees named in this proxy statement to serve on our Board for a term of three years and until their respective successors are duly elected and qualified; and

•
Proposal 2:   The ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

You also may be asked to consider and act upon any other matters that may properly be brought before the annual meeting and at any adjournments or postponements thereof.

What constitutes a quorum?
The presence, in person or by proxy, of holders of a majority of the votes entitled to be cast at the annual meeting is necessary to constitute a quorum for the transaction of any business at the annual meeting. As of March 29, 2021, there were 56,228,762 shares outstanding and entitled to vote at the annual meeting.
Each share of common stock outstanding on the record date is entitled to one vote on each matter properly submitted at the annual meeting and, with respect to the election of directors, one vote for each director to be elected. Abstentions and “broker non-votes” (i.e., shares represented at the meeting held by brokers, as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which, on a particular matter, the broker does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the annual meeting.
What vote is required to approve each proposal?
With respect to Proposal 1, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election. Abstentions and broker non-votes with respect to Proposal 1 will have no effect on the election of directors. Proposal 2 will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions and broker non-votes with respect to Proposal 2 will have no effect on the votes for this proposal.
Can I change my vote after I submit my proxy card?
If you cast a vote by proxy, you may revoke it at any time before it is voted by:
•
filing a written notice revoking the proxy with our Secretary at our address;

•
properly submitting to us a proxy with a later date; or

•
attending and voting at the virtual annual meeting.

If you attend the virtual annual meeting, you may vote whether or not you previously have given a proxy, but your attendance (without further action) at the annual meeting will not constitute revocation of a previously given proxy.
You may revoke a proxy for shares held by a bank, broker or other nominee by submitting new voting instructions to the bank, broker or other nominee or, if you have obtained a legal proxy from the bank, broker or other nominee giving you the right to vote the shares at the annual meeting, by attending the virtual annual meeting by means of remote communication and voting virtually.
How do I vote?
Voting at the Virtual Annual Meeting.   All shareholders will be entitled to vote at the virtual meeting by using their 16-digit control number to vote.
Voting by Proxy.   If your shares are registered directly in your name with our transfer agent, the Notice of Internet Availability of Proxy Materials was sent directly to you by us. In that case, you may instruct the proxy holders named in the proxy card how to vote your shares of common stock in one of the following ways:
•
Vote online.   You can access proxy materials at www.harboronebancorp.com and vote at www.proxyvote.com. To vote online, you must have a shareholder identification number provided in the Notice of Internet Availability of Proxy Materials.

•
Vote by regular mail.   If you received printed materials and would like to vote by mail, then please mark, sign and date your proxy card and return it promptly in the postage-paid envelope provided.

•
Voting by Proxy for Shares Registered in Street Name.   If your shares are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of common stock voted.

Even if you plan to attend the virtual annual meeting, we recommend that you submit a proxy to vote your shares in advance so that your vote will be counted if you later are unable to attend the virtual annual meeting.
How is my vote counted?
If you authorize your proxy to vote your shares electronically via the Internet or, if you received a proxy card by mail and you properly marked, signed, dated and returned it, the shares that the proxy represents will be voted in the manner specified on the proxy. If no specification is made, your shares will be voted FOR the election of the nominees for the directors named in this proxy statement and FOR ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. It is not anticipated that any matters other than those set forth in this proxy statement will be presented at the annual meeting. If other matters are presented, proxies will be voted at the discretion of the proxy holders.
How does the Board recommend that I vote on each of the proposals?
The Board recommends that you vote:
•
FOR Proposal 1:   The election of Mandy L. Berman, Gordon Jezard, William A. Payne, and Wallace H. Peckham, III, MBA, CPA as Class II directors to serve on our Board for a term of three years and until their respective successors are duly elected and qualified; and

•
FOR Proposal 2:   The ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

What other information should I review before voting?
Our 2020 Annual Report on Form 10-K, including our consolidated financial statements for the fiscal year ended December 31, 2020, is being made available to you along with this proxy statement. You may obtain, free of charge, copies of our 2020 annual report and the Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which contain additional information about the Company, on our website at www.harboronebancorp.com or by directing your request in writing to 770 Oak Street, Brockton, MA 02301, Attention: Investor Relations. The 2020 annual report and the Annual Report on Form 10-K, however, are not part of the proxy solicitation materials, and the information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the Securities and Exchange Commission (the “SEC”).
Who is soliciting my proxy?
This solicitation of proxies is made by and on behalf of the Board. We will pay the cost of the solicitation of proxies. In addition to the solicitation of proxies by mail, our directors, officers and employees may solicit proxies personally or by telephone. We have engaged Innisfree M&A Incorporated to solicit proxies held by brokers and nominees, and will reimburse it for reasonable out-of-pocket expenses incurred in the solicitation of proxies.
Why didn’t I automatically receive a paper copy of the proxy statement, proxy card and annual report?
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials via the internet. Accordingly, rather than paper copies of our proxy materials, we are sending a Notice of Internet Availability of Proxy Materials to our shareholders.
How can I change how I receive proxy materials in the future?
The Notice of Internet Availability of Proxy Materials includes instructions on how to access our proxy materials over the internet at www.harboronebancorp.com and how to request a printed set of the proxy materials by mail or an electronic set of materials by e-mail.
Instead of receiving a Notice of Internet Availability of Proxy Materials in the mail, shareholders may elect to receive future proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.

Choosing to receive future proxy materials by e-mail will save the Company the cost of printing and mailing documents to you and will reduce the environmental impact of the annual meeting. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. You can change your election by sending a blank e-mail with the 16-digit control number on your proxy card to sendmaterial@proxyvote.com, via the internet at www.proxyvote.com or by telephone at (800) 579-1639. Your election to receive future proxy materials by e-mail will remain in effect until you terminate it.
Participants in the ESOP and 401(k) Plan
If you participate in the HarborOne Bank Employee Stock Ownership Plan (the “ESOP”) or if you hold Company common stock through the HarborOne 401(k) Plan (the “401(k) Plan”), you will receive vote authorization form(s) that reflect all shares you may direct trustees to vote on your behalf under the plans. Under the terms of the ESOP, the ESOP trustee will vote all shares held by the ESOP in the same proportion as shares for which it has received timely voting instructions. Each ESOP participant may direct the trustee how to vote the shares of common stock allocated to his or her account. HarborOne Bank, as plan administrator of the 401(k) Plan, will vote any shares in the 401(k) Plan for which participants have not issued voting instructions as HarborOne Bank determines in its discretion and will direct the 401(k) plan trustee accordingly. The deadline for returning your voting instructions for shares that you hold in the ESOP and the 401(k) Plan, if any, is 11:59 p.m. on May 15, 2021.
If you have any questions about voting under the ESOP or the 401(k) Plan, please contact Inez H. Friedman-Boyce, Senior Vice President, General Counsel and Corporate Secretary.
No person is authorized on our behalf to give any information or to make any representations with respect to the proposals other than the information and the representations contained in this proxy statement, and, if given or made, such information and/or representations must not be relied upon as having been authorized.

PROPOSAL 1: ELECTION OF DIRECTORS
Our articles of organization provide for a classified board of directors consisting of three classes of directors. At each annual meeting of shareholders, a class of directors will be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election and until their respective successors are duly elected and qualified. Our articles of organization provide that the size of our Board will be determined from time to time by resolution of our Board. The Board currently consists of thirteen members.
The Board, upon the recommendation of the Nominating and Governance Committee, has nominated Mandy L. Berman, Gordon Jezard, William A. Payne, and Wallace H. Peckham, III, MBA, CPA to serve as directors. Each of these nominees is a current director of the Company. The Board anticipates that each nominee will serve, if elected, as a director. However, if any nominee is unable to accept election, proxies voted in favor of such nominee will be voted for the election of such other person or persons as the Board may select. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election.
We will treat broker non-votes as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes, if any, will have no effect on this proposal.
The Board unanimously recommends that you vote FOR each of the director nominees.
Information Regarding the Directors and Director Nominees
The following table sets forth certain information with respect to each director and director nominee, based upon information furnished by each director.
Name	Age	Position(s)	Independent	Since(1)	Expires
Joseph F. Barry	80	Director	Yes	1987	2022
Mandy L. Berman	50	Director	Yes	2019	2021
James W. Blake	70	Chief Executive Officer	No	1995	2022
Joseph F. Casey	60	President and Chief Operating Officer	No	2017	2023
David P. Frenette, Esq.	65	Director	Yes	2007	2023
Gordon Jezard	86	Director	Yes	1983	2021
Barry R. Koretz	76	Director	Yes	1987	2023
Timothy R. Lynch	65	Director	Yes	2011	2022
William A. Payne	64	Director	Yes	2017	2021
Wallace H. Peckham, III, MBA, CPA	78	Director	Yes	1981	2021
Andreana Santangelo	52	Director	Yes	2020	2023
Michael J. Sullivan, Esq.	66	Chairman of the Board	Yes	2015	2023
Damian W. Wilmot, Esq.	45	Director	Yes	2019	2022

(1)
The dates for Messrs. Barry, Blake, Frenette, Jezard, Koretz, Lynch, Peckham and Sullivan reflect their initial appointment to the HarborOne Bank Board of Directors.

The following includes a brief biography for each of our directors. There are no family relationships among any of our directors or executive officers. Unless otherwise stated, each director has held his or her current occupation for the last five years.
The biographical description below for each nominee includes specific experience, qualifications, attributes and skills that led to the conclusion by the Company’s Nominating and Governance Committee and the Board of Directors that such person should serve as a director of the Company. The biographical description below for each director who is not standing for election includes the specific experience, qualifications, attributes and skills that the Company’s Nominating and Governance Committee and the Board of Directors would expect to consider if it were making a conclusion currently as to whether such person should serve as a director. The Company’s Nominating and Governance Committee and the Board of Directors did not currently evaluate whether these directors should serve as directors, as the terms for which they have been previously elected continue beyond the annual meeting.
In addition to the information presented below regarding each person’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, we also believe all of our directors have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment to service to the Company and its shareholders.
Each of the Company’s directors currently serves as a director of HarborOne Bank.

Joseph F. Barry retired in 2003 as Senior Vice President of HMI, Inc., a travel marketing firm located in Norwood, Massachusetts, after 14 years with the company. Before joining HMI, Inc., Mr. Barry was Vice President at Knapp Shoes, Inc. from 1986 to 1989 and Vice President at Herman Shoe International, Inc. from 1983 to 1986. Mr. Barry was selected to serve as a director because of his business experience and ability to assist us in strategic planning.

Mandy L. Berman serves as the Chief Operating Officer of Marathon Health, a leading provider of employer-sponsored on-site and near-site health centers in over 200 locations nationwide that is headquartered in Winooski, Vermont. Ms. Berman was formerly the Chief Operating Officer of 42 North Dental (2019 to 2020), a New England-based dental support organization supporting over two dozen practice brands with a principal office in Waltham, Massachusetts. Previously she was the Chief Administrative Officer and Executive Vice President, Operations of Bright Horizons Family Solutions, a NYSE listed company headquartered in Watertown, Massachusetts, a position she held from 2016 to February 2019. From 2005 to 2016, Ms. Berman held various roles at Bright Horizons Family Solutions, including Acting CIO (2014 to 2016) and Executive Vice President, Global and Back-Up Care Operations (2014 to 2015). Ms. Berman was an executive at ChildrenFirst, Inc. from 2000 to 2005, when the company was acquired by Bright Horizons Family Solutions. Ms. Berman holds an A.B. from Princeton University and an M.B.A. from the Harvard Business School, where she graduated with distinction. Ms. Berman serves on the Board of Directors of OneGoal Massachusetts and is a professional development mentor and coach for Education Pioneers. Ms. Berman was selected to serve as a director because of her experience as a global executive with a record of strong financial results and operational performance.

James W. Blake has served as Chief Executive Officer of HarborOne Bancorp, Inc. since 2016. He has served as Chief Executive Officer of HarborOne Bank since 1995, and served as President of HarborOne Bank from 1995 to 2017, after serving as Chief Operating Officer from 1993 to 1994. Prior to joining HarborOne Bank, Mr. Blake was Senior Vice President of Retail Banking and Marketing at Mechanics Bank in Worcester, Massachusetts, from 1986 to 1993. Mr. Blake has served on the Community Depository Institutions Advisory Council of the Federal Reserve Bank of Boston. Since 2011, he has served on the Signature Healthcare Executive Business Council, and the YMCA Foundation. He also currently serves on the board of the Connecticut Online Computer Center, a position he has held since 2003. He also served on the board of the Massachusetts Credit Union League, from 1998 to 2012. As Chief Executive Officer, Mr. Blake is familiar with our banking operations and provides the Board of Directors with insight into our challenges, opportunities and operations. In addition, he was selected to serve as a director because of his extensive banking experience and familiarity with our market area.

Joseph F. Casey joined HarborOne Bank in 2004. He has served as President and Chief Operating Officer of HarborOne Bancorp, Inc. since May 2018 and was previously Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer of the Company from 2016 until 2018. He was appointed President and Chief Operating Officer of HarborOne Bank in February 2017. Prior to his current position, he served as Executive Vice President and Chief Financial Officer of HarborOne Bank from 2006 to 2015 and Senior Vice President and Chief Financial Officer from 2004 to 2006. Before joining HarborOne Bank, Mr. Casey was Vice President at Seacoast Financial Services in New Bedford, Massachusetts, and Senior Vice President, Chief Financial Officer and Treasurer at Compass Bank for Savings in New Bedford, Massachusetts, from 2003 to 2004, and prior to that held various titles, including Chief Financial Officer, Treasurer, Controller and Internal Auditor during his 17 years with Andover Bancorp, Inc. in Andover, Massachusetts. He is an inactive Certified Public Accountant. Mr. Casey is Chair of the Board of Directors of the MetroSouth Chamber of Commerce. Mr. Casey is a member of the Board of Directors of the Old Colony YMCA and Chairman of its Investment Committee. Mr. Casey was selected to serve as a director because of his extensive banking, financial and accounting experience and familiarity with our banking operations and market area.

David P. Frenette, Esq. is an attorney in solo practice in Brockton, Massachusetts, focusing primarily on elder law, estate planning, residential and commercial real estate and business organization. A graduate of Holy Cross College and New England School of Law, Mr. Frenette has practiced law for over 25 years. Mr. Frenette was a partner at Frenette & Dukess from 1995 to 2012 and with Wheatley, Frenette & Dukess from 1990 to 1995, specializing in real estate closings for local banks, including HarborOne Bank. Mr. Frenette has served on the Board of Trustees of Signature Healthcare Brockton Hospital since 1999, serving as chairman for three years, as well as on the boards at the Old Colony YMCA since 1993. He is also an active member at Rotary Club of Brockton. Mr. Frenette was selected to serve as a director because of his extensive experience in the practice of law, particularly in real estate, and because of his involvement and knowledge of the local community and his experience working with local businesses.

Gordon Jezard retired in 2012 after a 28-year career in the automotive parts and supplies retail business, as owner of and director of operations at Bettridge Auto Parts, Inc. in Brockton, Massachusetts, which he sold in 2012. Prior to his tenure at Bettridge Auto Parts, Inc., Mr. Jezard held management positions at Eastern Edison Co., an electric company in Brockton, Massachusetts. Mr. Jezard is a graduate of Northeastern University with degrees in Business Management and Electrical Engineering. Mr. Jezard was selected to serve as a director because of his knowledge of and experience working with small businesses.

Barry R. Koretz retired from BKA Architects, Inc. in 2017. He was the President and founder of BKA Architects, Inc. in Brockton, Massachusetts, a full-service commercial architecture and design firm he started in 1974. As President of BKA Architects, Inc., Mr. Koretz was responsible for matters related to finance, administration, business development and project management of the 50-person firm with approximately $7 million in annual billings. Mr. Koretz has served as co-chair of the Signature Healthcare Executive Business Council since 2012 and the Signature Healthcare Capital Campaign Steering Committee since 2015, and as a director of the Brockton Boys and Girls Club since 2000. Previously, Mr. Koretz was a member of the Board of Trustees of Brockton Hospital and the boards of directors of Metro South Chamber of Commerce and the United Way of Greater Plymouth County. Mr. Koretz was selected to serve as a director because of his experience owning and managing a business in our market area, which, together with his knowledge of and service to our local community, provides a unique perspective on the needs of customers in our market area.

Timothy R. Lynch has served as Senior Vice President and Chief Medical Officer of South Shore Health System since January 2019. Prior to that he served as Chief Medical Officer at South Shore Hospital from May 2017 to January 2019. He is also an Assistant Professor of Medicine and the South Shore Health Dean of Tufts University School of Medicine. He was Chairman of the Department of Medicine from March 2016 through May 2017, and has been a practicing internist at South Shore Medical Center since 2013. Dr. Lynch was the Chief Medical Officer at South Shore Physician Ambulatory Enterprise (SSPAE) in Weymouth, Massachusetts, from 2015 to 2016. Prior to that, Dr. Lynch was Lead Hospital Physician, South Region at Atrius Health from 2013 to 2015. From 1996 to 2013, Dr. Lynch held the following positions at Signature Healthcare: Vice President of Quality from 2011 to 2013; Vice President of the Medical Staff from 2010 to 2013; Vice Chairman, Physician Hospital Organization Board of Directors from 2003 to 2008; Trustee, Signature Healthcare Corporation from 2002 to 2013; Trustee, Signature Healthcare Brockton Hospital Incorporated from 2002 to 2013; and Patient Care Assessment Coordinator from 1996 to 2013. Dr. Lynch currently serves as a member of the board of directors of Connected Care of Southeastern Massachusetts. Dr. Lynch was selected to serve as a director because of his management experience, including strategic planning, budget development and state, federal and industry regulatory compliance.

William A. Payne is a principal and co-founder of PRW Wealth Management, LLC, an independent registered investment advisor serving the planning needs of both the mid-market corporate marketplace and high net worth families for over 30 years. Mr. Payne holds both the series 7 and 63 securities licenses. He also has several professional designations, including Chartered Financial Consultant and Masters in Financial Services. In 1999, Mr. Payne’s firm was one of the founding companies in National Financial Partners, a financial services company which became publicly traded on the NYSE in 2003. In addition, Mr. Payne has served on the board of the Old Colony YMCA since 1995, serving as Board Chairman from 2003 to 2005. Mr. Payne also serves on the board of Lion Street Inc., a financial services company based in Austin, Texas. Mr. Payne was selected to serve as a director because of his experience in wealth management and knowledge of the financial markets.

Wallace H. Peckham, III, MBA, CPA retired in 2015 from Conley & Wood, CPA’s P.C., in South Easton, Massachusetts, where he had worked since 2013 following its merger with the company he founded in 2010, Peckham & Eidlin, CPA’s, P.C., in Brockton, Massachusetts. Mr. Peckham has been self-employed since 1982 as a certified public accountant in private practice throughout Brockton, Massachusetts, providing professional services to individuals and the business community. Mr. Peckham has been a member of the Board of Trustees of Signature Healthcare, Brockton Hospital since 2007 and served as chairman from 2013 to 2014. He is a member of the Rotary Club of Brockton. Mr. Peckham was selected to serve as a director because of his financial and accounting experience, which provides a unique perspective with respect to the preparation and review of our financial statements, the supervision of our independent auditors and the review and oversight of our financial controls and procedures, accounting practices and tax matters.

Andreana Santangelo is Executive Vice President and Chief Financial Officer for Blue Cross Blue Shield of Massachusetts, the largest private health plan in Massachusetts and one of the largest independent, not-for-profit Blue Cross Blue Shield plans in the country, where she is responsible for all financial, investment, real estate, actuarial and underwriting activities related to the financial management of nearly $8 billion in annual revenues and more than $3 billion in assets. Ms. Santangelo formerly led the Actuarial and Analytic Services Department within the Finance Division at Blue Cross. Prior to joining Blue Cross in 2003, Ms. Santangelo held a number of leadership roles at CIGNA Corp. Her career has provided her with expertise in the areas of pricing and underwriting strategy; financial modeling and analysis; asset and liability modeling and investment management; medical economics and analysis; health plan operations; medical utilization and unit cost management; and budgeting and financial operations. Ms. Santangelo is a fellow of the Society of Actuaries and a member of the American Academy of Actuaries. She is also a member of the board of directors at Junior Achievement of Northern New England. She holds a Bachelor of Science in mathematics from the University of Massachusetts, Amherst.

Michael J. Sullivan, Esq. has been a partner at the Ashcroft Law Firm, LLC in Boston, Massachusetts since 2009. Mr. Sullivan is recognized as an expert in government investigations, corporate compliance and ethics, fraud, corruption, health care and corporate security, with extensive policy and regulatory experience. Prior to joining the Ashcroft Law Firm, LLC, Mr. Sullivan was a United States Attorney for the District of Massachusetts from 2001 to 2009. From 2006 until January 2009, Mr. Sullivan served as Presidentially Nominated Director of the Bureau of Alcohol, Tobacco, Firearms and Explosives in Washington, DC, and from 1995 to 2001 he served as the District Attorney for Plymouth County, Massachusetts. Mr. Sullivan has been a member of the board of directors of Signature Healthcare since May 2009, Old Colony YMCA from 1995 until 2001 and from 2009 until present, New Heights Charter School, Continuing Education Institute from 1989 to 1994 and Consumer Credit Counseling Services from 1986 to 1989. Mr. Sullivan was selected to serve as a director because of his extensive policy and regulatory legal experience and continued service to the community.

Damian W. Wilmot, Esq. has served as the Chief Risk and Compliance Officer of Vertex Pharmaceuticals Incorporated since 2017. Mr. Wilmot has held a number of roles at Vertex since joining in 2015, including Interim Head of Human Resources (2017); Vice President & Associate General Counsel — Chief Litigation Counsel (2015 to 2017); and Interim Chief Compliance Officer (2015). Mr. Wilmot was Assistant General Counsel at Sunovion Pharmaceuticals Inc. from 2014 to 2015. Prior to that, Mr. Wilmot was a partner at Goodwin Procter LLP from 2010 to 2014, and an associate from 2006 to 2010. Mr. Wilmot served as Assistant United States Attorney for Massachusetts from 2004 to 2006, Litigation Associate at Seyfarth Shaw LLP and Judicial Law Clerk for the State of Connecticut Supreme Court from 2000 to 2001. Mr. Wilmot graduated from Trinity College and Suffolk University Law School. Mr. Wilmot is a director of The John F. Kennedy Library Foundations and the Boys & Girls Club of Boston, and previously served on numerous other non-profit and community organizations throughout the greater Boston area. Mr. Wilmot was selected to serve as a director because of his extensive experience as legal counsel to numerous highly-regulated national and global consumer-facing organizations.

Biographical Information Regarding Executive Officers Who Are Not Directors
As of the date of this proxy statement, our executive officers who are not directors are as follows:
Name	Age	Position(s)
Inez H. Friedman-Boyce, Esq.	54	Senior Vice President, General Counsel and Corporate Secretary at HarborOne Bancorp, Inc. and HarborOne Bank
Kevin Hamel	52	Senior Vice President – Chief Information Officer at HarborOne Bank
Brenda C. Kerr	50	Senior Vice President – Retail Banking at HarborOne Bank
Joseph E. McQuade	43	Senior Vice President – Chief Enterprise Risk Officer at HarborOne Bank
David B. Reilly	55	Senior Vice President – Operations at HarborOne Bank
H. Scott Sanborn	57	Executive Vice President, Chief Lending Officer at HarborOne Bank
Linda H. Simmons	61	Executive Vice President, Chief Financial Officer at HarborOne Bancorp, Inc. and HarborOne Bank
David E. Tryder	56	Senior Vice President, Chief Marketing Officer at HarborOne Bank
Patricia M. Williams	61	Senior Vice President, Human Resources Officer at HarborOne Bank

The following is a brief biography of each of our executive officers.
Inez H. Friedman-Boyce, Esq. joined HarborOne Bancorp, Inc. and HarborOne Bank as Senior Vice President — General Counsel and Corporate Secretary in November 2019. Prior to joining HarborOne Bank, Ms. Friedman-Boyce was a partner at Goodwin Procter LLP from 2005 to 2019, where she represented financial institutions in securities, corporate governance and complex business litigation matters. Ms. Friedman-Boyce began her legal career in 1995 at Testa, Hurwitz & Thibeault, LLP, where she was elected to the partnership in 2004. Ms. Friedman-Boyce also served as a Special Assistant District Attorney in the Middlesex County District Attorney’s Office in 2000. Ms. Friedman-Boyce holds a B.A. from Amherst College and J.D. from Georgetown University Law Center, where she graduated with honors.
Kevin Hamel joined HarborOne Bank as Senior Vice President — Chief Information Officer in September 2020. Prior to joining HarborOne Bank, Mr. Hamel was Vice President, Chief Information Security Officer for Baystate Health in Springfield, Massachusetts from 2017 to 2020; 1st Vice President, Chief Information Security Officer at COCC, Inc. in Southington, Connecticut, from 2003 to 2017; Vice President, Information Technology at PeoplesBank in Holyoke, Massachusetts, from 1995 to 2003; and various technology roles at Dow Jones & Co. in Chicopee, Massachusetts, from 1990 to 1995.
Brenda C. Kerr has served as Senior Vice President — Retail Banking since joining HarborOne Bank in September 2018. Prior to joining HarborOne Bank, Ms. Kerr served as Director of Retail Sales, Operations and Support at Century Bank from 2016 to 2018; Senior Vice President, Director of Sales and Service Execution at Santander Bank, N.A. from 2013 to 2016 after starting her career at Fleet Bank, Boston, Massachusetts, and working in multiple positions of increasing authorities while it was acquired and transitioned to Sovereign Bank, which subsequently became Santander Bank, N.A.
Joseph E. McQuade joined HarborOne Bank in December 2020 as Senior Vice President and Chief Enterprise Risk Officer. Prior to joining HarborOne Bank, Mr. McQuade was Senior Vice President and Chief Credit Officer for Consumer and Business Banking at Santander Bank from 2015 to 2020 and Senior Vice President and Chief Operating Officer at Citizens Financial Group from 2009 to 2015. Prior to that, Mr. McQuade held various Risk Management roles with MasterCard and GE Capital from 2001 to 2009. Mr. McQuade is a faculty member of the Consumer Bankers Association (CBA) Executive Banking School.
David B. Reilly has served as Senior Vice President — Operations since joining HarborOne Bank in 2008. Prior to joining HarborOne Bank, Mr. Reilly was Senior Vice President — Operations from 2004 to 2008 and Vice President — Director Alternative Delivery and Customer Service in 2004 at Rockland Trust Company in Rockland, Massachusetts; Technology Integration On-Site Coordinator at Citizens Bank in Providence, Rhode Island in 2003; and Director, Information Technology from 2000 to 2003 and Vice President — Call Center Operations and Retail Delivery from 1996 to 2003 at Cambridgeport Bank in Cambridge, Massachusetts.
H. Scott Sanborn joined HarborOne Bank in 2014 and has been Executive Vice President-Chief Lending Officer since February 2020. He served as Executive Vice President — Commercial Lending from February 2018 to 2020 and Senior Vice President — Commercial Lending from 2014 to 2018. Prior to joining HarborOne Bank, Mr. Sanborn was Regional Vice President — Metro Boston & Rhode Island/Southeastern Massachusetts from 2011 to 2014 and Professionals Group Leader, Wealth from 2010 to 2011 at TD Bank in Boston, Massachusetts, and Senior Vice President — Regional Executive & Professionals Market Leader from 2005 to 2010 and Senior Vice President — Market Manager from 2000 to 2004 at Sovereign Bank (now Santander Bank, N.A.) based in Boston, Massachusetts.
Linda H. Simmons joined HarborOne Bank in May 2017 as the Chief Financial Officer of the Bank, became Senior Vice President and Chief Financial Officer of HarborOne Bancorp, Inc. in May 2018, and became Executive Vice President and Chief Financial Officer of HarborOne Bancorp, Inc. in July 2020. Prior to joining HarborOne Bank, Ms. Simmons was Senior Vice President, Chief Financial Officer and Treasurer of The Cooperative Bank of Cape Cod from 2012 to 2017; Executive Vice President, Chief Financial Officer and Treasurer of Bancorp Rhode Island from 2004 to 2011; and held various positions with responsibilities in the asset/liability management area at Bank of America from 1995 to 2004.
David E. Tryder has served as Senior Vice President — Chief Marketing Officer since joining HarborOne Bank in 2014. Prior to joining HarborOne Bank, Mr. Tryder was Director — Digital Strategy Group in 2013, Director — Interactive & Relationship Marketing from 2009 to 2013, and Senior Manager — Interactive

Marketing from 2005 to 2009 at Dunkin’ Donuts in Canton, Massachusetts; Vice President — Marketing Director at Modem Media in Norwalk, Connecticut, from 2004 to 2005; Vice President — Marketing Director at Digitas, LLC in Boston, Massachusetts, from 2000 to 2004; and Product Manager — ATM Network and Online Banking at Fleet Bank in Boston, Massachusetts, from 1997 to 2000.
Patricia M. Williams, Senior Vice President — Human Resources Officer, joined HarborOne in 1986. During her tenure she has held the leadership role in the Human Resources Division and has been responsible for the development, implementation and oversight of human resources policies, training and development, benefits, talent acquisition and retention and culture.
Diversity, Equity and Inclusion
We strive to create an inclusive environment that encourages, embraces and recognizes the importance of diversity, equity and inclusion. The Company is dedicated to recruiting, developing and promoting a diverse workforce to meet the current and future demands of our business.
Our focus on diversity, equity and inclusion begins at the highest levels of the organization. Shortly after going public in 2016, the Nominating and Governance Committee began using KLR Executive Search Group, LLC to broaden its search for new directors and identify qualified candidates from a range of backgrounds. In 2020, the Nominating and Governance Committee Charter was amended to include an explicit commitment to include in each search for new directors highly qualified candidates who reflect diverse backgrounds, including diversity of gender, race and ethnicity. The most recent three candidates recommended by the Nominating and Governance Committee for election as new directors and elected to the Board of Directors are women and/or members of historically underrepresented groups. We have also recently hired a VP of Talent Management, a new position in our organization, to not only ensure that we develop, retain, and bring out the best in our staff, but also that we sharpen the focus on diversity in our recruiting, promoting and hiring practices.
The Company is an equal opportunity employer and maintains hiring practices and policies that foster and promote a diverse and inclusive workforce. As of September 30, 2020, our overall workforce was 70% female and 20% racially or ethnically diverse. As of that date, our senior management team was 45% female. Of those employees in managerial, supervisory, or professional roles as of September 30, 2020, 67% were female and 19% were racially or ethnically diverse.
Also in 2020, the Company formed a Diversity, Equity and Inclusion Committee, which today comprises nine members from across the organization, including four members of senior management. This committee meets no less than quarterly and has established goals to further the Company’s diversity, equity and inclusion efforts. The initial areas of focus identified by the Committee include mortgage assistance, financial support for education, recruiting and hiring practices, internships and mentoring, and supply chain diversity.
Environmental, Social and Governance
The Company recognizes its responsibility to the communities in which it operates and to the environment we share. Social responsibility and commitment to sustainable practices are integral to how we do business. We advance these commitments through multiple channels, including corporate donations and sponsorships, employee volunteering, non-profit board service by our employees and directors, advancing financial literacy and education through our HarborOne U program, dedication to our Community Reinvestment Act (“CRA”) responsibilities, and investing in environmentally sustainable projects. Highlights of how the Company is currently fulfilling these responsibilities include:
•
HarborOne Bank made a $20 million commitment to help first-time homebuyers afford a home in the City of Brockton through both our “Building Brockton” mortgage program and the Workforce Advantage mortgage, in partnership with MassHousing. These programs will provide lower cost mortgages and down-payment assistance to eligible applicants, eliminating barriers to home ownership in our community.

•
In partnership with Massasoit Community College and Brockton High School, we are fully underwriting a four-year program that will provide up to 72 Brockton High School juniors and seniors the opportunity to earn college credit while still in high school, providing reduced tuition costs and much-needed momentum to encourage them to continue their education.

•
Through HarborOne U, we provide a wide range of classes, webinars and events tailored to help people and business owners better understand and manage their finances and their futures. Our Success for Small Business program assists existing and start-up small business owners and provides guidance on how to operate a small business successfully. We offer youth and adult-focused financial literacy and education programs in our local communities and in multiple languages. We also provide one-on-one coaching to those looking to develop a plan to achieve personal financial goals, improve a credit score or increase savings. As the COVID-19 pandemic shut down our in-person classes and community meetings last spring, we quickly moved online, ultimately providing more than 25 live and pre-recorded webinars in 2020.

•
The Company was recognized in 2020 by the Boston Business Journal as one of the largest corporate charitable contributors in Massachusetts, based on 2019 charitable giving. In 2020, we increased our charitable donations, making more than $1.5 million in charitable contributions through the HarborOne Foundations of Massachusetts/New Hampshire and Rhode Island and direct charitable giving by HarborOne Bank. This giving focused on non-profits that assist people affected by poverty, hardship, and economic inequity (especially those impacted by the COVID-19 crisis), programs that create educational and economic opportunity for historically disadvantaged populations, and organizations that provide and create safe and affordable housing that helps individuals and families achieve economic stability and build wealth.

•
Through our ONECommunity Scholarship Program, we awarded twenty college scholarships of $5,000 each in 2020 to deserving high school seniors who embody a commitment to community and academic excellence. The scholarships are one-year awards to students attending accredited two- or four-year colleges or university. Over the past sixteen years, we have provided more than $600,000 in scholarships to exceptional students from throughout southeastern Massachusetts and Rhode Island.

•
As a community-focused organization, community service is at the core of our culture. We are proud to have been recognized as one of the Boston Globe’s Top Places to Work in 2020 (and for 10 of the last 12 years) and as a Forbes Best-in-State Bank for three years running. A significant part of our culture is encouraging employee volunteerism, whether through hands-on and skills-based volunteering and collection drives as part of the HarborOne Caring Crew, service on non-profit boards and committees, or participation on the ONECommunity Scholarship committee and in the United Way Day of Caring. Last year, the HarborOne Caring Crew donated over 5,330 of volunteer hours to non-profit organizations that are engaged in improving the lives of low- and moderate-income people and neighborhoods in local communities.

•
HarborOne Bank has an “Outstanding” CRA rating from the federal and state regulators. Historically, less than 10% of financial institutions earn the “Outstanding” rating, which is reserved for banks that most effectively meet the credit needs of their local communities.

•
The U.S. Small Business Administration named HarborOne Bank its “FY 2020 Small Business Administration (SBA) 7a Lender of the Year” for our commitment to SBA lending in Rhode Island. In 2020, HarborOne Bank made 19 SBA loans to Rhode Island small companies and non-profits, the most in the state, and four SBA project participation loans, which are typically used to purchase land or existing buildings and to provide funds for renovations. This is the second time in three years that the SBA has recognized HarborOne as an SBA loan leader in Rhode Island.

•
The Company pursues a commitment to environmental stewardship and positive community impact by integrating several sustainability initiatives into our day-to-day operations. We are active in commercial lending that supports renewable energy initiatives, particularly wind and solar lending, which is a growing component of HarborOne Bank’s commercial & industrial lending portfolio. Our renewable energy lending will add significant generation capacity while providing substantial, long-term energy savings to small businesses, nonprofits, municipalities, housing authorities, and educational institutions. We have also made significant investments in technology that reduces the use of paper and carbon emissions whenever possible, introduced recycling programs in our corporate offices and branches, installed energy efficient lighting fixtures and HVAC systems in our corporate offices, and make every effort to reduce energy consumption and increase energy efficiency across the Company.

ROLE OF THE BOARD; CORPORATE GOVERNANCE MATTERS
Board Leadership Structure and the Role of the Board in Risk Oversight
Board Leadership Structure.   The positions of our Chairman of the Board and Chief Executive Officer are separated. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead our Board in its fundamental role of providing advice to and independent oversight of management.
Our Board recognizes the time, effort and energy that the Chief Executive Officer must devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as our Board’s oversight responsibilities continue to grow. Our Board also believes that this structure ensures a greater role for the independent directors in the oversight of the company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board.
Although our by-laws do not require that we separate the Chairman of the Board and Chief Executive Officer positions, our Board believes that having separate positions is the appropriate leadership structure for us at this time. Our Board recognizes that depending on the circumstances, other leadership models, such as combining the role of Chairman of the Board with the role of Chief Executive Officer, might be appropriate. Accordingly, our Board may periodically review its leadership structure. Our Board believes its administration of its risk oversight function has not affected its leadership structure.
Role of the Board in Risk Oversight.   The Board is actively involved in oversight of risks that could affect the Company including credit risk, interest rate risk, liquidity risk, accounting risk, operational risk, regulatory/compliance risk, legal risk, strategic risk and reputation risk. This oversight is conducted in part through committees of the Board, but the full Board has retained responsibility for general oversight of risks. The Board satisfies this responsibility through reports by each committee regarding its considerations and actions, regular reports from officers responsible for oversight of particular risks within the Company as well as through internal and external audits. Risks relating to the direct operations of the Company are further overseen by the Board of Directors of HarborOne Bank, who are the same individuals who serve on the Board of the Company. Further, the Board oversees risks through the establishment of policies and procedures that are designed to guide daily operations in a manner consistent with applicable laws, regulations and risks acceptable to the organization.
Director Independence
The Nasdaq listing rules requires that independent directors compose a majority of a listed company’s board of directors. In addition, the Nasdaq listing rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under Nasdaq listing rules, a director will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent under the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries. In addition to satisfying general independence requirements under the Nasdaq listing rules, a member of a compensation committee of a listed company may not, other than in his or her capacity as a member of the compensation committee, the board of directors or any other board committee, accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries. Additionally, the board of directors of the listed company must consider whether the compensation committee member is an affiliated person of the listed company or any of its subsidiaries and, if so, must determine whether such affiliation would impair the director’s judgment as a member of the compensation committee.

Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family and other relationships, including those relationships described under the section of this proxy statement entitled “Transactions with Related Parties,” our Board determined that each of our directors, with the exception of Mr. Blake and Mr. Casey, is “independent” under the Nasdaq listing rules. Mr. Blake is not considered independent because he currently serves as our Chief Executive Officer. Mr. Casey is not considered independent because he currently serves as President and Chief Operating Officer. Our Board also determined that each member of the audit, compensation, and nominating and governance committees satisfies the independence standards for such committees established by the SEC and the Nasdaq listing rules, as applicable. In making these determinations on the independence of our directors, our Board considered the relationships that each such non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining independence.
Our independent directors will meet alone in executive session periodically. The purpose of these executive sessions is to promote open and candid discussion among the independent directors.
Code of Business Conduct and Ethics
Our Board has established a Code of Business Conduct and Ethics that applies to our officers, directors and employees. Among other matters, our Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote:
•
honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•
full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•
compliance with laws, rules and regulations;

•
prompt internal reporting of violations of the Code to appropriate persons identified in the Code; and

•
accountability for adherence to the Code of Business Conduct and Ethics.

Any waiver of the Code of Business Conduct and Ethics for our directors or officers may be made only by our Board or a committee thereof, and will be promptly disclosed as required by law or NASDAQ regulations. We intend to disclose on our website any amendment to, or waiver of, any provisions of our Code of Business Conduct and Ethics applicable to our directors and executive officers that would otherwise be required to be disclosed under the rules of the SEC or NASDAQ. A copy of our Code of Business Conduct and Ethics is available under the “Investor Relations” tab at www.harborone.com
Shareholder Communications with the Board
Shareholders wishing to communicate with our Board of Directors should address their communications to the Company’s investor relations department by telephone at (508) 895-1000 or by mail sent to the Company’s main address at 770 Oak Street, Brockton, Massachusetts 02301, Attention: Investor Relations. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Shareholder — Board Communication” or “Shareholder — Director Communication.” All such letters should clearly state whether the intended recipients are all members of the Board or certain specified individual directors. All communications will be reviewed by the Company’s investor relations department, which will determine whether the communication will be relayed to the Board or the director. Except for resumes, sales and marketing communications or notices regarding seminars or conferences, summaries of all shareholder communications will be provided to the Board.
The Board and its Committees
Our Board has a standing Audit Committee, Compensation Committee, CRA Committee, Executive Committee, and Nominating and Governance Committee. The composition and responsibilities of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our Board.
The Board held 17 meetings during fiscal year 2020, and all directors attended 98% or more of the Board meetings and meetings of the committees on which they served during the periods they served. While we do not have a formal policy related to Board member attendance at annual meetings of shareholders, directors are encouraged to attend each annual meeting to the extent reasonably practicable. Twelve directors attended the 2020 annual meeting of shareholders.
The table below highlights the membership of each committee along with the number of meetings held during 2020:
Name	Audit Committee	Compensation Committee	Nominating and Governance Committee	Executive Committee	CRA Committee
Joseph F. Barry			Chair
Mandy L. Berman		X
James W. Blake
Joseph F. Casey
David P. Frenette, Esq.		Chair		X
Gordon Jezard		X		Chair	X
Barry R. Koretz	X				X
Timothy R. Lynch			X	X
William A. Payne	X			X
Wallace H. Peckham, III, MBA, CPA	Chair	X	X
Andreana Santangelo	X
Michael J. Sullivan, Esq.			Chair
Damian W. Wilmot	X
Total Meetings Held in 2020	8	8	3	7	4
Audit Committee.   The Audit Committee assists our Board in its oversight of the integrity of our financial statements, the qualifications and independence of our independent registered public accounting firm, and our internal financial and accounting controls. The Audit Committee has direct responsibility for the appointment, compensation, retention (including termination) and oversight of our independent registered public accounting firm, and our independent registered public accounting firm reports directly to the audit committee. The Audit Committee also prepares the Audit Committee report that the SEC requires to be included in our annual proxy statement.
Each member of the Audit Committee qualifies as an independent director under the corporate governance standards of the Nasdaq listing rules and the independence requirements of the Exchange Act. Our Board has determined that Mr. Peckham qualifies as an “audit committee financial expert” as such term is currently defined under SEC rules. The Audit Committee has adopted a written charter that satisfies the applicable standards of the SEC and the Nasdaq listing rules, a copy of which is available under the “Investor Relations” tab at www.harborone.com.
Compensation Committee.   The Compensation Committee approves our compensation objectives, approves the compensation of the Chief Executive Officer and approves or recommends to our Board for approval the compensation of other executives. The Compensation Committee reviews all compensation components, including base salary, bonus, benefits and other perquisites.
Each member of the Compensation Committee is a “non-employee director” under the Exchange Act and each is an independent director as defined by the Nasdaq listing rules. The Compensation Committee has adopted a written charter that satisfies the applicable standards of the SEC and the Nasdaq listing rules, a copy of which is available under the “Investor Relations” tab at www.harborone.com.

Nominating and Governance Committee.   The Nominating and Governance Committee recommends to our Board candidates for directorships and the structure and composition of our Board and the Board committees. In addition, the Nominating and Governance Committee develops and recommends to our Board corporate governance guidelines and advises our Board on corporate governance matters.
Each member of the Nominating and Governance Committee is a “non-employee director” under the Exchange Act, and each is an independent director as defined by the Nasdaq listing rules. The Nominating and Governance Committee has adopted a written charter that satisfies the applicable standards of the Nasdaq listing rules, a copy of which is available under the “Investor Relations” tab at www.harborone.com.
Our Board of Directors may establish other committees from time to time.
Consideration of Director Nominees
The Nominating and Governance Committee is responsible for identifying, assessing and recommending the slate of candidates to be nominated for election to the Board of Directors. The Nominating and Governance Committee uses a variety of methods for identifying and evaluating nominees for director. In the course of establishing the slate of nominees for director each year, the Nominating and Governance Committee will consider whether any vacancies on the Board are expected due to retirement or otherwise, the skills represented by retiring and continuing directors, and additional skills identified by the Board that could improve the overall quality and ability of the Board to carry out its function. In the event that vacancies are anticipated or arise, the Nominating and Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Governance Committee through the business and other networks of the existing members of the Board or from management. The Nominating and Governance Committee may also solicit recommendations for director nominees from independent search firms or any other source it deems appropriate.
The Nominating and Governance Committee requires all nominees to have experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing; to be highly accomplished in his or her respective field, with superior credentials and recognition; to be well regarded in the community and shall have a long-term reputation for the highest ethical and moral standards; to have sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards on which the nominee may serve; and to the extent such nominee serves or has previously served on other boards, to have a demonstrated history of actively contributing at board meetings. In addition to reviewing a nominee’s background and accomplishments, nominees are reviewed in the context of the current composition of the Board of Directors and the evolving needs of the Company and whether the nominee, if elected, would assist in achieving a mix of board members that represents a diversity of background and experiences. The Nominating and Governance Committee Charter was amended in 2020 to include an explicit commitment to including in each search for new directors highly qualified candidates who reflect diverse backgrounds, including diversity of gender, race and ethnicity. The last three candidates proposed by the Nominating and Governance Committee for election as new directors were women and/or members of historically underrepresented groups.
Pursuant to the corporate governance guidelines established by the Board, a majority of the Board shall be “independent” under the Nasdaq listing standards. On an annual basis, the Nominating and Governance Committee reviews the “independent” status of each member of the Board to determine whether any relationship is inconsistent with a determination that the director was independent. Additionally, the guidelines established by the Board require that the Company’s audit, compensation and nominating and governance committees shall be comprised entirely of independent directors and at least one member of the Audit Committee shall have such experience, education and other qualifications necessary to qualify as an “audit committee financial expert” as defined by SEC rules.
Shareholder Nomination Procedure
Any shareholder of the Company entitled to vote for the election of directors at the annual meeting can submit the names of candidates for director by writing to the Corporate Secretary at HarborOne Bancorp, Inc., 770 Oak Street, Brockton, Massachusetts 02301. To be timely, a shareholder’s notice must be delivered not later than the close of business on the 90th day nor earlier than the close of business on the

120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days before or delayed by more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.
The submission shall include the following information set forth below:
•
As to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

•
The name and address of the shareholder giving the notice, as they appear on the Company’s books, and the names and addresses of the other proposing persons (if any); as to each proposing person, any Material Ownership Interests;

•
A description of the material terms of all agreements, arrangements or understandings (whether or not in writing) entered into by any proposing person or any of its affiliates or associates with any other person for the purpose of acquiring, holding, disposing or voting of any shares of any class or series of capital stock of the Company;

•
(A) A description of all agreements, arrangements or understandings by and among any of the proposing persons, or by and among any proposing persons and any other person (including with any proposed nominee(s)), pertaining to the nomination(s) proposed to be brought before the meeting of shareholders (which description shall identify the name of each other person who is party to such an agreement, arrangement or understanding), and (B) identification of the names and addresses of other shareholders (including beneficial owners) known by any of the proposing persons to support such nomination(s), and to the extent known the class and number of all shares of the Company’s capital stock owned beneficially or of record by such other shareholder(s) or other beneficial owner(s); and

•
A nomination for Board candidates submitted by a shareholder for presentation at an annual meeting must comply with the procedural and informational requirements as outlined in the by-laws of the Company.

There were no submissions by shareholders of Board nominees for our 2021 annual meeting.
Compensation Committee Interlocks and Insider Participation
During the year ended December 31, 2020, the members of the Compensation Committee were Mandy L. Berman, David P. Frenette, Esq., Gordon Jezard and Wallace H. Peckham, III, MBA, CPA, each of whom are independent directors. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our board of directors or compensation committee. No interlocking relationship exists between any member of the Board of Directors or Compensation Committee (or other committee performing equivalent functions) and any executive, member of our Board of Directors or member of the compensation committee (or other committee performing equivalent functions) of any other company.
Transactions with Related Parties
The following is a description of transactions, since January 1, 2020, to which we have been a party or will be a party, in which the amount involved exceeded or will exceed $120,000, and in which any of our executive officers or directors, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than compensation, termination and change in control arrangements, which are described under “— Executive Compensation” and “— Director Compensation” below.

Loans and Extensions of Credit.   The Sarbanes-Oxley Act of 2002 generally prohibits loans to our executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by HarborOne Bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to HarborOne Bank and must not involve more than the normal risk of repayment or present other unfavorable features. We have adopted written policies to implement the requirements of Regulation O, which restricts the extension of credit to directors and executive officers and their family members and other related interests. Under these policies, extensions of credit that exceed regulatory thresholds must be approved by the Board of Directors. We believe that all extensions of credit to our directors and officers satisfy the foregoing conditions. The aggregate amount of our loans to our directors, executive officers and their related entities was $187,000 at March 29, 2021. As of March 29, 2021, these loans were performing according to their original terms.
Other Transactions.   Since January 1, 2020, there have been no transactions and there are no currently proposed transactions in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any of our executive officers or directors had or will have a direct or indirect material interest.
Policy Regarding Derivatives, Short Sales, Hedging or Pledging
The Board annually reviews and approves the Company’s policy with regard to insider trading. The Company’s Insider Trading Policy prohibits insiders from pledging shares on margin, trading in derivative securities of the Company’s common stock, engaging in short sales of the Company’s securities, or purchasing any other financial instrument that is designed to hedge or offset any decrease in the market value of the Company’s securities, all without prior Board approval. The Company’s Insider Trading Policy also prohibits engaging in short sales of the Company’s securities.

DIRECTOR COMPENSATION
In the year ending December 31, 2020, each non-employee director received an annual cash retainer equal to $75,000. The chairman of the Board also received an additional $15,000, the Audit Committee chair received an additional $10,000, and all other committee chairs received an additional $7,500. All such retainers were paid in equal monthly installments, prorated to reflect any partial periods of service. In October 2020, our chairman received a grant of 3,950 shares and each other non-employee director received a grant of 2,850 shares of restricted stock. Each such grant vests in full upon the first anniversary of the grant date.
The following table sets forth information regarding the compensation paid to our non-employee directors for the fiscal year ended December 31, 2020:
Name(1)(2)	Fees Earned or Paid in Cash(3)	Stock Awards(4)	All Other Compensation(5)	Total
Joseph F. Barry	$82,500	$26,334	$661	$109,495
Mandy L. Berman	75,000	26,334	200	101,534
David P. Frenette, Esq.	82,500	26,334	8,092	116,926
Gordon Jezard	82,500	26,334	1,011	109,845
Barry R. Koretz	75,000	26,334	8,198	109,532
Timothy R. Lynch	75,000	26,334	3,130	104,464
William A. Payne	75,000	26,334	4,700	106,034
Wallace H. Peckham, III, MBA, CPA	85,000	26,334	661	111,995
Andreana Santangelo	18,750	26,334	—	45,084
Michael J. Sullivan, Esq.	97,500	36,498	130	134,128
Damian W. Wilmot, Esq.	75,000	26,334	200	101,534

(1)
As of December 31, 2020, each director, other than Ms. Berman, Mr. Sullivan, and Mr. Wilmot, held 2,850 shares of unvested restricted stock. As of December 31, 2020, Mr. Sullivan held 3,950 shares of unvested restricted stock and Ms. Berman and Mr. Wilmot each held 4,740 shares of unvested restricted stock.

(2)
As of December 31, 2020, (i) Mr. Payne, had 24,979 exercisable options outstanding, (ii) Ms. Berman, Ms. Santangelo and Mr. Wilmot held no outstanding options, and (iii) each other director had 83,263 exercisable options outstanding.

(3)
Includes annual retainer payments for board and committee service earned during the fiscal year, including additional annual retainers for the board and committee chairs, whether such fees were paid currently or deferred under the Director Retirement Plan.

(4)
Amounts included in the “Stock Awards” column for the year ended December 31, 2020 represent grants under our Equity Plan that were made on October 29, 2020. Amounts related to stock awards are reported in the table above pursuant to applicable SEC regulations that require that we report the full grant-date fair value of grants in the year in which such grants are made. The stock awards reflect the aggregate fair value at the close of trading on the day before the grant date of $9.24 per share. The dollar value is the grant date fair value of the awards, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). Grants cliff vest in one year.

(5)
Includes premiums for life insurance paid by HarborOne Bank on behalf of each director, except Ms. Santangelo; premiums for dental insurance paid by HarborOne Bank on behalf of Messrs. Barry, Frenette, Jezard, Koretz and Peckham; premiums for health insurance paid by HarborOne Bank on behalf of Messrs. Frenette and Koretz and financial planning assistance for Messrs. Lynch, Jezard, and Payne.

Director Retirement Plan.   Directors of HarborOne Bank as of December 31, 2016 were eligible to participate in the HarborOne Bank Director Retirement Plan, which provides for annual payments to directors who have completed six or more years of service, and who have reached the retirement age specified in the participation agreement, of a specified percentage of the total director fees paid to the director in his or her final year serving as director, as follows: 30.0% annually for five years, for directors with at least six years of service; 45.0% annually for 10 years, for directors with at least 11 years of service or 60.0% annually for 10 years, for directors with at least 21 years of service. On December 31, 2017, the Company elected to freeze the Directors’ Retirement Plan and does not intend to replace it with an alternative plan at this time. The balance of the liability at December 31, 2020 was $2.0 million and there were payouts of $37,000 in 2020.

EXECUTIVE COMPENSATION
We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, reduced disclosure obligations regarding executive compensation, including the requirement to include a Compensation Discussion and Analysis, as well as exemptions from the requirement to hold a non-binding advisory vote on executive compensation. We have elected to provide the scaled disclosure requirements applicable to emerging growth companies. Our emerging growth company status is scheduled to end December 31, 2021.
Our “named executive officers” for the year ended December 31, 2020 were as follows: James W. Blake, our Chief Executive Officer; Joseph F. Casey, our President and Chief Operating Officer; and Linda H. Simmons, our Executive Vice President, Chief Financial Officer.
Overview
The year 2020 was a challenging year, and we continue to navigate the “new normal” in 2021. We have been able to continue serving our customers through online banking, drive-up teller windows and pre-scheduled appointments at our branches. We implemented work-from-home protocols for non-branch staff without any degradation to customer service or operations. Our COVID-19 response team continues to monitor the local impact of COVID-19 in order to anticipate and respond to developments quickly and decisively. We are proud to participate in the U.S. Small Business Administration’s Paycheck Protection Program. We have documented more than 1,800 loans to date, totaling approximately $235 million in relief funds for our small business community.
Notwithstanding the challenges of 2020, our financial results were strong. For the year ended December 31, 2020, net income was $44.8 million, or $0.82 per basic and diluted share, compared to $18.3 million, or $0.33 per basic and diluted share, for the year ended December 31, 2019. Our efficiency ratio for the year ended December 31, 2020 was 63.55%, compared to 82.49% for the prior year.
Our compensation programs are designed to:
•
attract, motivate and retain employees at the executive level who contribute to our long-term success;

•
provide compensation packages to our executives that are competitive, reward the achievement of our business objectives and effectively align executives’ interests with those of our shareholders; and

•
increase the incentive to achieve key strategic performance measures by linking incentive award opportunities to the achievement of performance objectives and by providing a portion of total compensation for executive officers in the form of ownership in the Company.

The Compensation Committee is primarily responsible for developing and implementing our compensation policies and establishing and approving the compensation for all of our executive officers. The Compensation Committee oversees our compensation and benefit plans and policies, administers our equity incentive plans and reviews and approves annually all compensation decisions relating to our executive officers. The Compensation Committee has the authority under its charter to engage the services of a consulting firm or other outside advisor to assist it in designing our compensation programs and in making compensation decisions. Since 2016, the compensation committee has retained Pearl Meyer & Partners, LLC as its independent compensation advisor (“Pearl Meyer”). We do not believe the retention of, and the work performed by, Pearl Meyer creates any conflict of interest.
Governance and Executive Pay Practices
We believe that our executive pay practices align with our strategic plan, support the long-term interests of our shareholders and are consistent with governance best practices.

Below are highlights of our executive pay and governance practices:
What We Do
•
Pay for performance with a significant portion of compensation “at risk”

•
Subject cash and equity incentive awards to a clawback policy

•
Engage with an independent compensation advisor who reports directly to the Compensation Committee

•
Benchmark our compensation practices to ensure executive compensation remains consistent with market

•
Require double-trigger change in control provisions in our agreements with executives

What We Don’t Do
•
We don’t provide excise tax gross-ups in change in control agreements

•
We don’t permit executives to engage in hedging or pledging of Company stock without prior authorization

•
We don’t allow repricing of underwater stock options without shareholder approval

Each of our named executive officers receives a base salary, short-term incentive compensation and long-term incentive compensation as part of their total direct compensation package. Mr. Blake’s 2020 compensation consisted of approximately 39% base salary, 30% short-term incentive compensation, 22% long-term incentive compensation, and 9% benefits and perquisites; Mr. Casey’s 2020 compensation consisted of approximately 43% base salary, 28% short-term incentive compensation and 20% long-term incentive compensation, and 9% benefits and perquisites; and Ms. Simmons’ 2020 compensation consisted of approximately 50% base salary, 23% short-term incentive compensation and 18% long-term incentive compensation, and 9% benefits and perquisites. We believe that equity grants with a time-based vesting feature promote executive retention, because our executive officers are incentivized to remain in our employment during the vesting period. In March 2021, in order to further align the interests of our executives with that of our shareholders, executives were granted performance-based restricted stock units (“PRSUs”), which vest based on a combination of performance and service requirements, in addition to time-based restricted stock awards (“RSAs”). As a result, an increasing percentage of our executives’ total compensation will be comprised of variable components.
Clawback Policy
The Compensation Committee has adopted a policy that requires that, in the event of any accounting restatement due to material non-compliance with any financial reporting requirements, the Compensation Committee will recover any excess incentive compensation (cash or equity) paid during the three-year period prior to the determination such restatement is required (i) to any executive officer, regardless of any misconduct or whether the executive officer is directly or indirectly responsible and (ii) to any other employee of the Company who the Compensation Committee determines was directly responsible for the misstatement. In addition, the clawback policy provides that if the Compensation Committee concludes that an executive officer or employee committed a significant legal or compliance violation in connection with the officer’s or employee’s employment, the Compensation Committee may, in its discretion, seek recovery of all or a portion of the compensation awarded to the employee or the executive officer for the performance period in which the violation occurred or conclude that any unpaid or unvested compensation has not been earned and must be forfeited. The Compensation Committee believes that the clawback policy reflects good standards of corporate governance and reduces the potential for excessive risk taking by executive officers.

Summary Compensation Table
The following table sets forth information regarding the compensation paid to our named executive officers for the fiscal years ended December 31, 2020 and 2019:
Name and Principal Position	Year	Salary	Stock Awards(1)	Option Awards(2)	Non-equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
James W. Blake	2020	$831,668	$468,468	$—	$648,701	$195,046	$2,143,883
Chief Executive Officer	2019	776,805	921,320	384,519	224,989	2,307,633
Joseph F. Casey	2020	$563,463	$259,644	$—	$366,251	$126,973	$1,316,331
President and Chief Operating Officer	2019	526,293	—	384,053	217,096	150,340	1,277,782
Linda Simmons	2020	$354,030	$129,822	$—	$161,084	$59,050	$703,986
Chief Financial Officer	2019	325,401	—	—	93,960	80,169	499,530

(1)
Amounts included in the “Stock Awards” columns for the year ended December 31, 2020, represent restricted stock award grants under our 2020 Equity Incentive Plan that were made on October 29, 2020. Amounts related to stock awards are reported in the table above pursuant to applicable SEC regulations that require that we report the full grant-date fair value of grants in the year in which such grants are made as compared to the actual vesting which occurs ratable over two years. The stock awards reflect a grant date fair value of $9.24 per restricted stock award. The dollar value is the grant date fair value of the awards, calculated in accordance with FASB ASC Topic 718.

(2)
Amounts included in the “Option Awards” columns for the year ended December 31, 2019, represent grants under our 2017 Stock Option and Incentive Plan that were made on February 27, 2019. Amounts related to stock awards and option awards are reported in the table above pursuant to applicable SEC regulations that require that we report the full grant-date fair value of grants in the year in which such grants are made as compared to the actual vesting which occurs ratable over three years. The option awards reflect a grant date fair value of $2.47 per stock option in 2019 with an exercise price of $8.98. The dollar value is the grant date fair value of the awards, calculated in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these options are included in Note 18 of the Notes to our Consolidated Financial Statements.

(3)
Amounts reported reflect annual cash bonuses earned by our named executive officers for performance in 2020 and 2019.

(4)
The summary of “All Other Compensation” from the table above for the components for 2020 are shown below.

Name	401(k) Employer Contributions	Country Club Membership	Financial Planning	Auto Allowance & Fuel Reimbursement	Life & LTD Insurance Premiums	ESOP(1)	ESOP Restoration(1)
Mr. Blake	$14,250	$1,517	$4,782	24,668	43,028	$24,488	$82,313
Mr. Casey	14,250	—	5,385	22,169	18,071	20,814	46,284
Ms. Simmons	14,250	—	845	—	7,551	20,814	15,590

(1)
Represents the aggregate value of the shares allocated to the named executive officer’s Employee Stock Ownership Plan, “ESOP”, account and amounts credited to the named executive officer’s ESOP Restoration Plan account for the plan year, determined based on the number of shares allocated to the named executive officer under the ESOP or ESOP Restoration Plan, multiplied by $10.86, which was the fair market value of the HarborOne Bancorp common stock as of December 31, 2020, the final trading date of 2020.

Base Salaries.   We use base salaries to recognize the experience, skills, knowledge, and responsibilities required of all our employees, including our named executive officers. Base salaries are reviewed annually, typically in connection with our annual performance review process, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance, and experience.
Annual Officer Incentive Plan.   We maintain an Annual Officer Incentive Plan to provide short-term incentive opportunities for our executive officers that align with the Bank’s annual financial and non-financial goals. Under the Annual Officer Incentive Plan, named executive officers are eligible for cash awards based upon the achievement of pre-established Bank performance goals. At the beginning of the fiscal year, the Compensation Committee approved the following performance goals for 2020 under the Annual Officer Incentive Plan:
Fiscal 2020 Performance Goals equally weighted at 25%:
•
Return On Assets — Net Income divided by Average Total Assets.

•
Earnings Per Share — Earnings Per Share is defined as basic earnings per share, which is net income divided by the weighted-average number of common shares outstanding during the period. Unallocated ESOP shares are not deemed outstanding in basic earnings per share.

•
Core Deposit Growth — Core deposits are all deposits excluding certificates of deposit. Growth is measured from the previous fiscal year end to the current fiscal year end in dollars and compared to the budgeted growth.

•
Commercial and Small Business Loan Growth — Commercial loans include commercial real estate loans, commercial construction loans, and commercial and industrial loans (which include small business loans), but exclude loans originated under the U.S. Small Business Administration’s Paycheck Protection Program. Growth is measured from the previous fiscal year end to the current fiscal year end in dollars and compared to the budgeted growth.

The performance range for Threshold, Target (set at the Company’s budget), and Superior results was set by the Compensation Committee for each of the Performance Goals. These in turn corresponded to a range of potential incentives that could be earned for each Performance Goal, which were also approved by the Compensation Committee. No incentives would be earned for results below Threshold, and incentives would be capped if results met or exceeded the Superior level. The table below sets forth the ranges for each Performance Goal, the Company’s 2020 actual performance on each Goal, and the payout level for each Goal:
2020 Goal Description	Officer Incentive Plan Performance Goals vs. Actual
	Goal Weight	Threshold 80%	Target 100%	Superior 130%	Actual	Payout Level
Return on Assets (ROA)	25%	0.48%	0.60%	0.78%	1.05%	130%
Earnings Per Share (EPS)	25%	$0.37	$0.46	$0.60	$0.82	130%
Core Deposit Growth (millions)	25%	$201,858	$252,322	$328,019	$718,116	130%
Commercial & Small Business Loan Growth (millions)	25%	$154,752	$193,440	$251,472	$486,389	130%
Incentive Plan Targets
Incentive plan targets are expressed as a percentage of eligible base salary for each named executive officer and are set each year based upon the competitive market and executive pay assessment as conducted by Pearl Meyer.
Fiscal 2020 vs. 2019 Incentive Plan Targets:
Name	Fiscal 2020	Fiscal 2019
Mr. Blake	60%	60%
Mr. Casey	50%	50%
Ms. Simmons	35%	35%

Fiscal 2020 Incentive Awards and Results:
Incentives paid to the named executive officers for fiscal year 2020 were the result of the Company’s overall goal achievement for Return On Assets, Earnings Per Share, Core Deposit Growth, and Commercial and Small Business Loan Growth. Performance results on goals resulted in executive officers earning 130% of their respective target incentives. The table below sets forth the annual incentives earned by and paid to each of our named executive officers for 2020:
Name	Fiscal 2020 Incentive Target as of % of Eligible Base Salary	Fiscal 2020 Incentive Target ($)	Fiscal 2020 Goal Achievement (%)	Fiscal 2020 Actual Incentive ($)
Mr. Blake	60%	$499,000	130%	$648,701
Mr. Casey	50%	$281,731	130%	$366,251
Ms. Simmons	35%	$123,910	130%	$161,084
Equity Compensation.   We believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our shareholders.
Our equity award practices have historically followed prevailing practice for plans used in conjunction with mutual-to-stock conversions. We believe that equity grants with a time-based vesting feature promote executive retention, because this feature incentivizes our executive officers to remain in our employment during the vesting period. Our named executive officers have received awards in the form of restricted stock and stock options, ensuring that a portion of the equity awards align rewards to increases in stock price. During the year ended December 31, 2020, the Compensation Committee granted RSAs to our named executive officers, as described in more detail in the “Outstanding Equity Awards at Year End” table. During the years ended December 31, 2018 and December 31, 2019, the Compensation Committee granted stock options to Mr. Blake and Mr. Casey.
Fiscal Year	CEO Grants	Grants to All NEOs	Total Grants to All Recipients
2018	133,219	266,438	298,686
2019	373,004	528,491	630,841
2020	50,700	155,627	354,427
Three-Year Total Grants	556,923	950,556	1,283,954
Three-Year Average	185,641	316,852	427,985
The Compensation Committee intends that future awards will reflect features and prevailing practice among comparable SEC-reporting institutions. Beginning in March 2021, the Compensation Committee has begun granting performance-based equity awards as a component of our long-term equity compensation grants to our NEOs and other senior executives. Our long-term equity compensation grants are designed to provide an incentive to accomplish the strategic, long-term objectives established by the Company and to maximize long-term shareholder returns. Long-term equity compensation grants are also designed to be a retention tool for the individuals to whom they are awarded and are made based on competitive factors, such as equity compensation awarded by peers and amounts that are determined to be appropriate in order to retain key personnel.
The March 2021 equity awards included grants of RSAs, which vest based on service requirements. These RSAs enable our NEOs and other executives to participate in the long-term appreciation of our shareholder value, while feeling personally invested in the impact of any business setbacks, whether Company-specific or industry-based. The March 2021 equity awards also included grants of PRSUs, which vest based on a combination of performance and service requirements. Based on the grant date value of the awards and assuming target level of achievement, the March 2021 awards granted to our NEOs were composed 50% of RSAs and 50% of PRSUs.

The Compensation Committee selected Tangible Book Value per Share as the performance metric for the March 2021 PRSU awards, because it believes this metric is a good indicator of shareholder value creation. Further, the Compensation Committee believes that it has set challenging, yet attainable, forward-looking incentive goals. Any dividends declared during the performance period are accrued and paid out in cash only to the extent that the PRSUs ultimately vest following the completion of the performance period.
Perquisites and Personal Benefits.   We provide an auto allowance and fuel reimbursement to each of Mr. Blake and Mr. Casey and reimburse Mr. Blake for his country club membership. In addition, each of our named executive officers is also entitled to participate in our retirement plans and nonqualified deferred compensation plans as described in more detail in the section entitled “Nonqualified Retirement Benefits” below.
Employment and Change in Control Agreements
Employment Agreements.   HarborOne Bank and the Company are parties to an employment agreement with each of Mr. Blake and Mr. Casey.
Mr. Blake’s and Mr. Casey’s employment agreements provide for minimum annual base salaries, which are subject to annual review and adjustment by the Board. Mr. Blake’s and Mr. Casey’s annual base salaries for 2020 are referenced in the Summary Compensation Table, above. The employment agreements also provide for discretionary incentive and/or bonus compensation, participation on generally applicable terms and conditions in other compensation and fringe benefit plans, and certain perquisites, including for Mr. Blake: the use of an automobile and reimbursement of automobile-related expenses; club membership; travel to and attendance at industry conferences and seminars; five weeks’ paid vacation; life insurance equal to three times the executive’s base salary; technology assistance for remote access to HarborOne Bank’s and the Company’s systems; and supplemental medical insurance upon reaching age 65. For Mr. Casey, such perquisites include: the use of an automobile and reimbursement of automobile related expenses; club membership; five weeks’ paid vacation; life insurance equal to three times the executive’s base salary; technology assistance for remote access to HarborOne Bank’s and the Company’s systems; and supplemental medical insurance upon reaching age 65.
HarborOne Bank and the Company may terminate the employment of either Mr. Blake or Mr. Casey, and each such executive may resign, at any time for any reason. In the event of termination without “cause” or “good reason” (as each such term defined in the respective employment agreement), HarborOne Bank and the Company will pay to the executive, for a period of two years, severance benefits equal to his monthly base salary in effect at the time of his termination and annual incentive compensation equal to the average incentive compensation received by the executive during the three full fiscal years immediately preceding termination. HarborOne Bank and the Company will also make an additional payment to the executive in an amount equal to the aggregate amount of employer contributions that would have been made to any qualified pension, profit sharing or 401(k) or similar plan on behalf of the executive if the executive had remained an employee of HarborOne Bank and the Company for an additional 24-month period. In addition, HarborOne Bank and the Company will make a monthly cash payment for 18 months or the executive’s COBRA health continuation period, whichever ends earlier, in the amount that HarborOne Bank and the Company would have made to provide health insurance to the executive.
In the event the executive’s employment is involuntarily terminated for reasons other than for cause, disability or death, or the executive voluntary resigns for good reason, in either case within 24 months after a change in control of the Company, the severance benefits increase from two times the sum of the executive’s base salary to three times the sum of the executive’s base salary, and will be paid in a lump sum. Any payments required under the employment agreements will be reduced to the extent necessary to avoid penalties under Section 280G of the Internal Revenue Code if such reduction would result in a higher after-tax amount to Mr. Blake or Mr. Casey. The employment agreements provide for certain post-employment obligations with respect to the executive’s ability to compete with HarborOne Bank and the Company and to solicit customers and employees of HarborOne Bank and the Company.
Change in Control Agreements.   The Company has entered into change in control agreements with each of its executive officers other than Messrs. Blake and Casey. The agreements for all executive officers are substantially similar, and provide that if the executive’s employment is involuntarily terminated for reasons other than for cause, disability or death (as such term is defined in the respective change of control agreement), or the executive voluntarily resigns for “good reason” (as such term is defined in the respective change of control agreement) on or within 12 months after the effective date of a change in control of the Company, the executive would be entitled to a severance payment equal to his or her base salary and average three-year incentive. Such payment would be payable in a lump sum within ten days following the executive’s date of termination. In addition, the Company will make a monthly cash payment for 18 months or the executive’s COBRA health continuation period, whichever ends earlier, in the amount that the Company would have made to provide health insurance to the executive. Any payments required under the agreements will be reduced to the extent necessary to avoid penalties under Section 280G of the Internal Revenue Code if such reduction would result in a higher after-tax amount to the executive.
Nonqualified Retirement Benefits
Split-Dollar Life Insurance Arrangements.   In 2000, HarborOne Bank entered into a collateral assignment split-dollar life insurance arrangement with Mr. Blake in order to provide a death benefit to the executive’s beneficiaries and to allow the executive access to the cash surrender value of the policy in excess of the amount of premiums paid by HarborOne Bank upon his retirement from HarborOne Bank. In anticipation of the reorganization of HarborOne Bank in 2016, HarborOne Bank terminated this arrangement with Mr. Blake, Mr. Blake transferred the ownership of the life insurance policy to HarborOne Bank, and Mr. Blake entered into a new endorsement split-dollar life insurance agreement that will provide Mr. Blake with a $1,400,000 lifetime death benefit.
Supplemental Executive Retirement Plan Agreements.   HarborOne Bank maintains a supplemental executive retirement plan agreement with each of Messrs. Blake and Casey.
Upon Mr. Blake’s “separation from service” (as defined therein), disability or death, Mr. Blake (or his beneficiary in the case of death) shall receive a lump sum payment in an amount equal to the actuarial equivalent of a single life annuity equal to 60.0% of Mr. Blake’s final average three-year salary and bonus reduced by the primary Social Security benefits payable upon Mr. Blake’s separation from service and the amount payable to Mr. Blake from HarborOne Bank’s 401(k) plan attributable to employer contributions. This lump sum payment is further reduced by the amount paid by HarborOne Bank to Mr. Blake when he reached age 65 in 2015 pursuant to his 2008 supplemental executive retirement plan agreement, with interest at a rate of 3.0% per year from the date of payment. Under the terms of the supplemental executive retirement plan agreement with Mr. Casey, upon the earliest of attaining age 65, termination other than for “cause,” disability, death or a “change in control” of HarborOne Bank(as each such term is defined therein), Mr. Casey shall receive a lump sum payment equal to the actuarial equivalent value of a single life annuity equal to 60.0% of the executive’s average three-year salary and bonus reduced by projected Social Security benefits and the amount payable to the executive from HarborOne Bank’s 401(k) Plan attributable to employer contributions.
Senior Management Long Term Incentive Plan.   Under the HarborOne Bank Senior Management Long Term Incentive Plan, all executive officers of HarborOne Bank with a title of Senior Vice President or above who were hired prior to January 1, 2018, including Messrs. Blake and Casey, may be awarded deferred cash incentive awards. A deferred incentive award is equal to the deferral percentage multiplied by the executive’s base salary for the applicable year. The deferral percentage is determined by the Board of HarborOne Bank based on the executive’s or HarborOne Bank’s achievement of performance goals. The terms “deferred incentive award,” “deferred percentage” and “performance goals” are defined in the HarborOne Bank Senior Management Long Term Incentive Plan. Each deferred incentive award is payable three years following the grant of such award, subject to the executive’s continued employment with HarborOne Bank. Awards are immediately payable upon the executive’s death, disability, retirement or “separation from service” (as defined therein) within 24 months of a “change in control” (as defined therein) of HarborOne Bank or the Company. Retirement for this purpose means an executive’s reaching the age of 62 or older after completing 10 or more years of service with HarborOne Bank. Accordingly, once an executive satisfies the condition for retirement, he or she would be entitled to the deferred incentive award. The Board of Directors amended this plan effective January 1, 2018 so that no further deferred incentive awards will be granted. The balance of the liability at December 31, 2020 was $437,000.

ESOP Restoration Plan.   HarborOne Bank provides an ESOP Restoration Plan for the benefit of selected executives whose annual compensation exceeds the amount of annual compensation, which was $285,000 in 2020, permitted to be recognized under the ESOP by the Internal Revenue Code. Under the ESOP Restoration Plan, eligible participants receive a credit each year equal to the amount they would have received under the ESOP but for the Internal Revenue Service-imposed compensation limit. Any benefits earned under the ESOP Restoration Plan become payable the earliest of six months and a day after the participant’s “separation from service” from HarborOne Bank, the participant’s death, a “change in control” of the Company or upon the termination of the ESOP Restoration Plan (as each such term is defined therein).
Benefit Plans
401(k) Profit Sharing Plans.   HarborOne Bank currently maintains the HarborOne 401(k) Plan (the “HarborOne 401(k) Plan”), and HarborOne Mortgage, LLC, HarborOne Bank’s wholly owned subsidiary, maintains the HarborOne Mortgage Retirement Plan (the “HarborOne Mortgage 401(k) Plan” and together with the HarborOne 401(k) Plan, the “401(k) Plans”), which are tax-qualified profit sharing plans with salary deferral features under Section 401(k) of the Internal Revenue Code. All employees of HarborOne Bank who have attained age 21 are eligible to participate in the HarborOne 401(k) Plan and make salary deferrals. All employees, other than seasonal employees and nonresident alien employees, of HarborOne Mortgage are eligible to participate in the HarborOne Mortgage 401(k) Plan and make salary deferrals. Seasonal employees of HarborOne Mortgage who have attained age 21 and completed 1,000 hours of service are eligible to participate in the HarborOne Mortgage 401(k) Plan.
A participant may contribute up to 100.0% of his or her compensation to the HarborOne 401(k) Plan on a pre-tax or after-tax basis, subject to the limitations imposed by the Internal Revenue Code. A participant may contribute up to 100.0% of his or her compensation to the HarborOne Mortgage 401(k) Plan on a pre-tax basis, subject to the limitations imposed by the Internal Revenue Code.
For 2020, the deferral contribution limit was $19,500. A participant over age 50 may contribute an additional $6,500 to the 401(k) Plans. A participant in the HarborOne 401(k) Plan is always 100.0% vested in his or her salary deferral contributions, and will become vested in his or her share of Bank contributions under a six-year vesting schedule with 20.0% vesting after completion of two years of service, and increased by 20.0% for each subsequent year of service. A participant in the HarborOne Mortgage 401(k) Plan is always 100.0% vested in his or her salary deferral contributions, and will become vested in his or her share of employer contributions under a four-year vesting schedule with 25.0% vesting after completion of one year of service, and increased by 25.0% for each subsequent year of service.
Both 401(k) Plans provide certain in-service withdrawals, including hardship withdrawals and full withdrawals after age 59 1∕2. Distributions from both 401(k) Plans are available in a lump sum or installments upon a participant’s retirement, termination of employment, death or disability.
The 401(k) Plans permit a participant to direct the investment of his or her own account into various investment options. The participants in the 401(k) Plans are permitted to invest up to 25% of their account balances in the 401(k) Plan in common stock of the Company.
Employee Stock Ownership Plan.   The Company currently maintains an ESOP. Eligible employees who have attained age 21 and have completed one year of service are able to participate in the ESOP. Participants vest in the benefits allocated under the ESOP pursuant to a six-year vesting schedule, with 20.0% vesting after completion of two years of service, and increased by 20.0% for each subsequent completed year of service. A participant becomes fully vested at retirement, upon death or disability or upon termination of the ESOP. Any unvested shares that are forfeited upon a participant’s termination of employment will be reallocated among the remaining ESOP participants.
Shares of the Company’s common stock purchased by the ESOP through the proceeds of a loan are held in a suspense account for allocation among participants. ESOP shares are released as the loan is repaid. Discretionary contributions to the ESOP and shares released from the suspense account are allocated among participants in accordance with compensation, on a pro rata basis.

Participants in the ESOP will receive a vote authorization form that reflects all shares the participant may direct the trustee to vote on his or her behalf under the plan. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of Company common stock allocated to his or her account. The ESOP trustee will vote all unallocated shares of Company common stock held by the ESOP in the same proportion as shares for which it has received timely voting instructions. The ESOP trustee will not vote allocated shares for which no voting instructions are received.
2017 Stock Option and Incentive Plan.   On August 9, 2017, the shareholders of the Company’s predecessor as the holding company of HarborOne Bank, HarborOne Bancorp, Inc. (“Old HarborOne”) approved the 2017 Stock Option and Incentive Plan, which provided for the grant of options, stock appreciations rights, restricted stock, restricted units, unrestricted stock awards, cash-based awards, performance awards, and dividend equivalent rights to officers, employees and directors of Old HarborOne and its subsidiaries. The 2017 Stock Option and Incentive Plan was assumed by the Company in connection with the second step conversion offering in 2019(the “Offering”). Both incentive stock options and non-qualified stock options were granted under the 2017 Stock Option and Incentive Plan, with total shares reserved for options equaling 2,043,563 as of December 31, 2020. The total number of shares reserved for restricted stock or restricted units is 30,266 as of December 31, 2020. Following the adoption of our 2020 Equity Incentive Plan, no further awards were granted under our 2017 Stock Option and Incentive Plan.
2020 Equity Incentive Plan.   On September 29, 2020, the shareholders of the Company approved the 2020 Equity Incentive Plan, which provides for the grant of options, restricted stock, restricted stock units, cash-based awards, performance awards, and dividend equivalent rights to officers, employees and directors of the Company and its subsidiaries. Total shares of the Company’s common stock reserved for issuance under the plan are 4,500,000.
Outstanding Equity Awards at Year End.   The following table sets forth information with respect to outstanding equity awards as of December 31, 2020 for the named executive officers. All equity awards reflected in this table were granted pursuant to either the 2017 Stock Option and Incentive Plan or the 2020 Equity Incentive Plan, described above and shown below.
Name	Grant Date	Option Awards(1)				Stock Awards(1)
		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested(4)
James W. Blake	8/16/2017(2)(5)	133,219	—	$10.23	8/16/2027
	11/26/2018(2)	88,812	44,407	$9.79	11/25/2028
	2/27/2019(2)	124,335	248,669	$8.98	2/27/2029
	10/29/2020(3)					50,700	$550,602
Joseph F. Casey	8/16/2017(2)(5)	133,219	—	$10.23	8/16/2027
	11/26/2018(2)	88,812	44,407	$9.79	11/25/2028
	2/27/2019(2)	51,830	103,657	$8.98	2/27/2029
	10/29/2020(3)					28,100	$305,166
Linda Simmons	8/16/2017(2)	62,840	—	$10.23	8/16/2027
	10/29/2020(3)					14,050	$152,583

(1)
All historical share and price information for awards granted prior to the Offering in August 2019 has been restated to reflect the 1.795431 exchange ratio.

(2)
This award vests over three years from the date of grant in three equal installments.

(3)
This award vests over two years from the date of grant in two equal installments.

(4)
Based on trading price of $10.86 on 12/31/20.

(5)
Updated shares for correction made in 2018 for options granted in 2017.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table details, as of March 29, 2021, information concerning beneficial ownership of our common stock by:
•
each of our directors;

•
each of our named executive officers;

•
all of our directors and executive officers as a group; and

•
each person known by the Company to be the beneficial owner of more than 5% of our outstanding common stock.

Name(1)	Number of Shares(2)(3)	Percent of Common Stock Outstanding(4)
Joseph F. Barry(5)	135,680	*%
Mandy L. Berman(6)	16,157	*
James W. Blake(7)	886,312	1.58
Joseph F. Casey(8)	680,649	1.21
David P. Frenette, Esq.(9)	215,566	*
Inez H. Friedman-Boyce, Esq.(10)	17,966	*
Kevin Hamel(11)	11,307	*
Gordon Jezard(12)	144,657	*
Brenda C. Kerr(13)	42,323	*
Barry R. Koretz(14)	153,634	*
Timothy R. Lynch(15)	135,680	*
Joseph E. McQuade(16)	10,534	*
William A. Payne(17)	52,094	*
Wallace H. Peckham, III, MBA, CPA(18)	129,987	*
David B. Reilly(19)	107,034	*
H. Scott Sanborn(20)	130,376	*
Andreana Santangelo(21)	5,335	*
Linda H. Simmons(22)	112,320	*
Michael J. Sullivan, Esq.(23)	150,592	*
David E. Tryder(24)	94,044	*
Patricia M. Williams(25)	103,162	*
Damian W. Wilmot, Esq.(26)	16,120	*
All directors and executive officers as a group (22 persons)	3,351,529	5.96%
AllianceBernstein L.P.(27)	3,785,837	6.73%
BlackRock, Inc.(28)	4,254,650	7.57%
T.Rowe Price Group, Inc.(29)	5,632,444	10.02%
HarborOne Bank Employee Stock Ownership Plan Trust(30)	4,563,160	8.12%

*
Less than 1%.

(1)
Unless otherwise indicated, the address for each director and named executive officer is c/o HarborOne Bancorp, Inc., 770 Oak St., Brockton, MA 02301.

(2)
The number of shares reported by officers as being held through the HarborOne 401(k) Plan may be different from the number of shares previously reported as having been acquired through the HarborOne 401(k) Plan because Company stock held in the HarborOne 401(k) Plan is held in a unitized fund that includes both Company common stock and cash. The percentage of each unit that is Company common stock fluctuates daily, through no volitional act of the HarborOne 401(k) Plan participant.
(3)
The number of shares of common stock “beneficially owned” by each shareholder is determined under rules issued by the SEC regarding the beneficial ownership of securities. This information is not necessarily indicative of beneficial ownership for any other purpose. “Number of Shares Beneficially Owned” includes shares of common stock that may be acquired upon the exercise of options to acquire shares of common stock that are exercisable on or within 60 days after March 29, 2021 of 1,737,417. Except as otherwise noted, each beneficial owner has sole voting and investment power over the shares and units.

(4)
The total number of shares outstanding used in calculating this percentage assumes the exercise of all options to acquire shares of common stock that are exercisable on or within 60 days after March 29, 2021 and that no options held by other beneficial owners are exercised. Percentages are based on 56,228,762 shares of Company common stock outstanding as of March 29, 2021.

(5)
Includes 13,977 shares held jointly with his spouse, 5,135 shares of unvested restricted stock awarded under the 2020 Equity Incentive Plan, and 83,263 shares that may be acquired under options that are presently exercisable or will become exercisable within 60 days.

(6)
Includes 7,025 shares of unvested restricted stock.

(7)
Includes 104,314 shares held in the HarborOne 401(k) Plan, 35,908 held by his spouse and daughter as joint tenants, 71,316 shares of unvested restricted stock awarded under the 2020 Equity Incentive Plan, 8,396 shares held by the ESOP and allocated to his account and 470,700 shares that may be acquired under options that are presently exercisable or will become exercisable within 60 days.

(8)
Includes 60,869 shares held in the HarborOne 401(k) Plan, 39,528 shares of unvested restricted stock awarded under the 2020 Equity Incentive Plan, 60,116 shares held in his IRA, 189,565 shares held in trust of which Mr. Casey is trustee with his spouse with shared voting power, 4,883shares held by the ESOP and allocated to his account and 325,688 shares that may be acquired under options that are presently exercisable or will become exercisable within 60 days.

(9)
Includes 97,168 shares held jointly with his spouse, 30,000 shares held in his IRA, 5,135 shares of unvested restricted stock awarded under the 2020 Equity Incentive Plan and 83,263 shares that may be acquired under options that are presently exercisable or will become exercisable within 60 days.

(10)
Includes 13,574 unvested restricted stock awarded under the 2020 and 2017 Equity Incentive Plans, 217 shares held by the ESOP and 3,375 shares that may be acquired under options that are presently exercisable or will become exercisable within 60days.

(11)
Includes 11,307 unvested restricted stock awarded under the 2020 Equity Plans.

(12)
Includes 22,954 shares held by the Jezard Family Revocable Trust, 5,135 shares of unvested restricted stock awarded under the 2020 Equity Incentive Plan and 83,263 shares that may be acquired under options that are presently exercisable or will become exercisable within 60 days.

(13)
Includes 321 shares held in the HarborOne 401(k) Plan,13,105 shares of unvested restricted stock awarded under the 2020 Equity Incentive Plan and 2017 Stock Option and Incentive Plan, 3,000 shares held in an IRA, 2,400 shares held by the ESOP and allocated to her account, and 15,634 shares that may be acquired under options that are presently exercisable or will become exercisable within 60 days.

(14)
Includes 31,931 shares held jointly with his spouse, 5,135 shares of unvested restricted stock awarded under the 2020 Equity Incentive Plan and 83,263 shares that may be acquired under options that are presently exercisable or will become exercisable within 60 days.

(15)
Includes 5,000 shares held jointly with his spouse, 5,135 shares of unvested restricted stock awarded under the 2020 Equity Incentive Plan and 83,263 shares that may be acquired under options that are presently exercisable or will become exercisable within 60 days.

(16)
Includes 10,534 unvested restricted stock awarded under the 2020 Equity Incentive Plan.

(17)
Includes 4,488 shares held in his IRA, 5,135 shares of unvested restricted stock awarded under the 2020 Equity Incentive Plan and 24,979 shares that may be acquired under options that are presently exercisable or will become exercisable within 60 days.

(18)
Includes 5,135 shares of unvested restricted stock awarded under the 2020 Equity Incentive Plan and 83,263 shares that may be acquired under options that are presently exercisable or will become exercisable within 60 days.

(19)
Includes 10,188 shares of unvested restricted stock awarded under the 2020 Equity Incentive Plan, 5,422 shares held by the ESOP and allocated to his account and 62,840 shares that may be acquired under options that are presently exercisable or will become exercisable within 60 days.

(20)
Includes 17,396 shares held in the HarborOne 401(k) Plan, 16,861 shares of unvested restricted stock awarded under the 2020 Equity Incentive Plan, 4,906 shares held by the ESOP and allocated to his account and 62,840 shares that may be acquired under options that are presently exercisable or will become exercisable within 60 days.

(21)
Includes 5,135 unvested restricted stock awarded under the 2020 Equity Incentive Plan.

(22)
Includes 19,761 shares of unvested restricted stock awarded under the 2020 Equity Incentive Plan, 3,846 shares held by the ESOP and allocated to her account and 62,840 shares that may be acquired under options that are presently exercisable or will become exercisable within 60 days.

(23)
Includes 7,149 shares of unvested restricted stock awarded under the 2020 Equity Incentive Plan and 83,263 shares that may be acquired under options that are presently exercisable or will become exercisable within 60 days.

(24)
Includes 1,741 shares held in the HarborOne 401(k) Plan, 9,627 shares of unvested restricted stock awarded under the 2020 Equity Incentive Plan, 6,156 shares held by the ESOP and allocated to his account and 62,840 shares that may be acquired under options that are presently exercisable or will become exercisable within 60 days.

(25)
Includes 6,386 shares held jointly with her spouse, 9,622 shares of unvested restricted stock awarded under the 2020 Equity Incentive Plan, 5,916 shares held by the ESOP and allocated to her account and 62,840 shares that may be acquired under options that are presently exercisable or will become exercisable within 60 days.

(26)
Includes 7,025 shares of unvested restricted stock.

(27)
Based exclusively on a Schedule 13G filed by AllianceBernstein L.P. on February 8, 2021. The filer claimed sole power to vote or direct the vote of 3,266,041 shares and sole power to dispose or direct the disposition of 3,785,837 shares. AllianceBernstein L.P.’s address is 1345 Ave. of the Americas, New York, NY 10105.

(28)
Based exclusively on a Schedule 13G filed by BlackRock, Inc. on February 2, 2021. The filer claimed sole power to vote or direct the vote of 4,163,058 shares and sole power to dispose or direct the disposition of 4,254,650 shares. BlackRock, Inc.’s address is 55 East 52nd Street, New York, NY 10105.

(29)
Based exclusively on a Schedule 13G/A filed by T. Rowe Price Group, Inc. on February 16, 2021. The filer claimed sole power to vote or direct the vote of 1,880,349 shares and sole power to dispose or direct the disposition of 5,632,444 shares. T. Rowe Price Group, Inc.’s address is 100 East Pratt Street, Baltimore, MD 21202.

(30)
Reflects shares held in the ESOP. Under the terms of the ESOP, plan participants are entitled to direct the plan trustee on how to vote shares of common stock allocated to their accounts. The trustee will vote shares of common stock allocated to the accounts of plan participants as instructed by the plan participants and will vote unallocated shares of common stock held in the ESOP in the same ratio as allocated shares are voted on each proposal, subject to the fiduciary responsibilities of the trustee. The ESOP’s address is c/o HarborOne Bancorp, Inc., 770 Oak Street, Brockton MA 02301.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and persons who own more than 10% of a registered class of our equity securities are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. To our knowledge, based solely on review of the copies of such reports and any amendments thereto furnished to us during or with respect to our most recent fiscal year, each of Messrs. Blake, Reilly, Tryder and Sanborn, Mss. Williams and Simmons, and Christopher Gibbons filed one late report on Form 4. Mr. Casey filed two late reports on Form 4.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Crowe LLP currently serves as our independent registered public accounting firm and was the firm that conducted the audit of our consolidated financial statements for the fiscal year ending December 31, 2020. The Audit Committee has appointed Crowe LLP to serve as the independent registered public accounting firm to conduct an audit of our consolidated financial statements for the fiscal year ending December 31, 2021.
Although ratification by shareholders is not required by law or by our by-laws, the Audit Committee believes that submission of its selection to shareholders is a matter of good corporate governance. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests of the Company and its shareholders. If our shareholders do not ratify the appointment of Crowe LLP, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of independent auditors.
It is anticipated that a representatives of Crowe LLP will attend the annual meeting of shareholders, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.
Fee Disclosure
The following is a summary of the fees incurred for professional services rendered by the independent registered public accounting firms for the fiscal years ended December 31, 2020(Crowe LLP) and December 31, 2019 (Wolf & Company, P.C.):
	2020	2019
Audit fees(1)	$460,000	$312,000
Audit related fees(2)	50,000	125,900
All other fees(3)	12,500	204,500
Total	$522,500	$642,400

(1)
Audit Fees include fees associated with professional services rendered for the audit of the financial statements and services that are normally provided by the registered public accounting firm in connection with statutory and regulatory filings or engagements. For example, audit fees include fees for professional services rendered in connection with quarterly and annual reports, and the issuance of consents to be named in our registration statements and to the use of their audit report in the registration statements. Amounts listed for 2019 reflect fees incurred for services rendered by Wolf & Company, P.C.

(2)
Audit Related Fees refers to fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. During 2019, these fees were related to the S-1 filed in conjunction with the second-step conversion.

(3)
All Other Fees refers to fees and related expenses for products and services other than services described above. Our Audit Committee considers whether the provision by Crowe LLP of any services that would be required to be described under “All Other Fees” would be compatible with maintaining Crowe LLP’s independence from both management and the Company.

Pre-Approval Policies and Procedures of our Audit Committee
Our Audit Committee must pre-approve all audit services and permissible non-audit services provided by our independent registered public accounting firm, except for any de minimis non-audit services. Non-audit services are considered de minimis if: (i) the aggregate amount of all such non-audit services constitutes not more than five percent of the total amount of revenues we paid to our independent registered public accounting firm during the fiscal year in which they are provided; (ii) we did not recognize such services at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to our Audit

Committee’s or any of its members’ attention and approved by our Audit Committee or any of its members who has authority to give such approval prior to the completion of the audit. None of the fees reflected above were incurred as a result of non-audit services provided by our independent registered public accounting firm pursuant to this de minimis exception. Our Audit Committee may delegate to one or more of its members who is an independent director the authority to grant pre-approvals
The Board unanimously recommends a vote FOR the ratification of the appointment of Crowe LLP as our independent registered public accounting firm for 2021.

AUDIT COMMITTEE REPORT
Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate this proxy statement or future filing with the SEC, in whole or in part, the following report shall not be deemed incorporated by reference into any such filing.
The undersigned members of the Audit Committee of the Board of Directors of HarborOne Bancorp, Inc. submit this report in connection with the committee’s review of the financial reports for the fiscal year ended December 31, 2020 as follows:
1.
the Audit Committee has reviewed and discussed with management the audited consolidated financial statements of HarborOne Bancorp, Inc. for the fiscal year ended December 31, 2020;

2.
the Audit Committee has discussed with representatives of Crowe LLP the matters required to be discussed with them the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and

3.
the Audit Committee has received the written disclosures and the letter from Crowe LLP required by applicable requirements of the PCAOB regarding Crowe LLP’s communications with the Audit Committee concerning independence, and has discussed with Crowe LLP its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.
MEMBERS OF THE AUDIT COMMITTEE
Wallace H. Peckham, III, MBA, CPA (Chair)
Barry R. Koretz
William A. Payne
Andreana Santangelo
Damian W.Wilmot

OTHER MATTERS
Solicitation of Proxies
We will pay the cost of solicitation of proxies. Our directors, officers and employees may solicit proxies personally, by telephone, via the internet or by mail without additional compensation for such activities. We also will request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send a Notice of Internet Availability of Proxy Materials to and obtain proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses. We have engaged Innisfree M&A Incorporated to solicit proxies held by brokers and nominees for a fee of $15,000, and will reimburse it for reasonable out-of-pocket expenses incurred in the solicitation of proxies.
Shareholder Proposals
Shareholders who, in accordance with the Rule 14a-8 under the Exchange Act, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2022 annual meeting must submit their proposals to our Corporate Secretary on or before December 17, 2021. Shareholders may also propose business to be brought before an annual meeting pursuant to our Bylaws. Under our Bylaws, to be timely, a shareholder’s notice for the 2022 annual meeting of shareholders must be received by the Company no earlier than January 26, 2022 and no later than February 25, 2022. However, if an annual meeting is held on a date more than 30 days before, or more than 60 days after, the anniversary of the preceding year’s annual meeting, a shareholder proposal must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.
Attendance at the Meeting
All shareholders of record of shares of common stock at the close of business on the record date, or their designated proxies, are authorized to attend the annual meeting. If you are not a shareholder of record but hold shares through a broker, bank or other nominee, you will need only your 16-digit control number to access the virtual meeting.
Householding of Proxy Materials
If you and other residents at your mailing address own shares of common stock in street name, your broker, bank or other nominee may have sent you a notice that your household will receive only one Notice of Internet Availability of Proxy Materials, annual report and/or proxy statement, as applicable. This procedure, known as “householding,” is intended to reduce the volume of duplicate information shareholders receive and also reduce our printing and postage costs. Under applicable law, if you consented or were deemed to have consented, your broker, bank or other nominee may send one copy of the applicable proxy materials to your address for all residents that own shares of common stock in street name. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee. If you are receiving multiple copies of our proxy materials, you may be able to request householding by contacting your broker, bank or other nominee.
If you wish to request extra copies free of charge of our proxy materials, please send your request in writing to HarborOne Bancorp, Inc., 770 Oak Street, Brockton, Massachusetts 02301, Attention: Investor Relations or by telephone at (508) 895-1000.

Other Matters
The Board does not know of any matters other than those described in this proxy statement that will be presented for action at the 2021 annual meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.
By Order of the Board of Directors,
Inez H. Friedman-Boyce
General Counsel and Secretary
Brockton, Massachusetts
April 16, 2021

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY D51220-P48487 For Against Abstain HARBORONE BANCORP, INC. ATTN: INEZ FRIEDMAN-BOYCE 770 OAK STREET BROCKTON, MA 02301 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 25, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/HONE2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 25, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. 1a. Gordon Jezard 1b. Wallace H. Peckham, III 1c. William A. Payne 1d. Mandy Lee Berman 1. To elect the four Class II director nominees named in the proxy statement to serve on our Board of Directors for a term of three years and until their respective successors are duly elected and qualified. HARBORONE BANCORP, INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2. Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such. For Withhold 2. To ratify the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. D51221-P48487

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 26, 2021 The Notice of the Annual Meeting, 2021 Proxy Statement, and the 2020 Annual Report to Shareholders are available at: http://www.harboronebancorp.com (Continued and to be marked, dated and signed, on the other side) THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS PROXY HarborOne Bancorp, Inc. The undersigned appoints James W. Blake and Joseph F. Casey, and each of them acting singly, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of HarborOne Bancorp, Inc. held of record by the undersigned at the close of business on March 29, 2021 at the Annual Meeting of Shareholders of HarborOne Bancorp, Inc. to be held on May 26, 2021, or at any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR THE DIRECTORS NAMED IN THE PROXY STATEMENT AND FOR RATIFICATION OF THE APPOINTMENT OF CROWE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED AT THE DISCRETION OF THE PROXY HOLDERS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is executed. (Continued and to be marked, dated and signed, on the other side)

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY D51222-P48487 For Against Abstain HARBORONE BANCORP, INC. ATTN: INEZ FRIEDMAN-BOYCE 770 OAK STREET BROCKTON, MA 02301 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 15, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/HONE2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 15, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. 1a. Gordon Jezard 1b. Wallace H. Peckham, III 1c. William A. Payne 1d. Mandy Lee Berman 1. To elect the four Class II director nominees named in the proxy statement to serve on our Board of Directors for a term of three years and until their respective successors are duly elected and qualified. HARBORONE BANCORP, INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2. Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such. For Withhold 2. To ratify the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. D51223-P48487

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 26, 2021 The Notice of the Annual Meeting, 2021 Proxy Statement, and the 2020 Annual Report to Shareholders are available at: http://www.harboronebancorp.com ESOP and HarborOne 401(k) Plan Vote Authorization Form HarborOne Bancorp, Inc. The undersigned directs the trustee of the HarborOne Bancorp, Inc. Employee Stock Ownership Plan (the "ESOP") and the trustee of the HarborOne 401(k) Plan (the "HarborOne 401(k) Plan") to vote, as designated on the reverse hereof, all shares of common stock of HarborOne Bancorp, Inc. allocated to the participant’s account(s), if any, for which the participant is entitled to direct the voting at Annual Meeting of Shareholders of HarborOne Bancorp, Inc. to be held on May 26, 2021, or at any adjournment thereof. If this form is not returned in a timely manner, the ESOP trustee will vote all unallocated shares of Company common stock held by the ESOP in the same proportion as shares for which it has received timely voting instructions. The ESOP trustee will not vote allocated shares for which no voting instructions are received. HarborOne Bank, as plan administrator, will vote any shares in the HarborOne 401(k) Plan for which participants have not issued voting instructions as HarborOne Bank determines in its discretion and will direct the HarborOne 401(k) Plan trustee accordingly. If any other business is brought before the Annual Meeting, this form will be voted by the trustees in a manner intended to represent the best interest of the participants and beneficiaries of the ESOP and the HarborOne 401(k) Plan. At the present time, HarborOne Bancorp, Inc. knows of no other business to be brought before the Annual Meeting. IF NO INSTRUCTION IS SPECIFIED AND THIS AUTHORIZATION FORM IS RETURNED SIGNED, THIS VOTE AUTHORIZATION FORM WILL BE CONSIDERED A VOTE FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2. (Continued and to be marked, dated and signed, on the other side)